                                                                    EXHIBIT 99.2

                       BB&T CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1998 and 1997

                                                         1998         1997
                                                     ------------  -----------
                                                      (Dollars in thousands,
                                                      except per share data)
Assets
 Cash and due from banks...........................  $  1,061,581  $   973,486
 Interest-bearing deposits with banks..............        17,678       99,691
 Federal funds sold and securities purchased under
  resale agreements or similar arrangements........       116,458      277,540
 Trading securities................................        60,422       67,878
 Securities available for sale.....................     9,154,352    8,278,169
 Securities held to maturity (market value:
  $368,655 at December 31, 1998 and $528,840 at
  December 31, 1997)...............................       360,783      520,708
 Loans held for sale...............................     1,056,841      524,102
 Loans and leases, net of unearned income..........    24,433,260   22,412,295
 Allowance for loan and lease losses...............      (344,708)    (301,750)
                                                     ------------  -----------
  Loans and leases, net............................    24,088,552   22,110,545
                                                     ------------  -----------
 Premises and equipment, net.......................       496,158      474,763
 Other assets......................................     1,490,294    1,196,251
                                                     ------------  -----------
  Total assets.....................................  $ 37,903,119  $34,523,133
                                                     ============  ===========
Liabilities and Shareholders' Equity
 Deposits:
 Noninterest-bearing deposits......................  $  3,618,848  $ 3,268,574
 Savings and interest checking.....................     2,002,801    2,233,138
 Money rate savings................................     7,131,229    5,563,152
 Other time deposits...............................    11,871,757   11,023,885
 Foreign deposits..................................       638,676    1,385,632
                                                     ------------  -----------
  Total deposits...................................    25,263,311   23,474,381
 Short-term borrowed funds.........................     3,751,748    3,960,749
 Long-term debt....................................     5,300,536    3,918,156
 Accounts payable and other liabilities............       543,194      475,133
                                                     ------------  -----------
  Total liabilities................................    34,858,789   31,828,419
                                                     ------------  -----------
 Shareholders' equity:
 Preferred stock, $5 par, 5,000,000 shares
  authorized, none issued and outstanding at
  December 31, 1998 and 1997.......................           --           --
 Common stock, $5 par, 500,000,000 shares
  authorized; issued and outstanding, 316,590,552
  at December 31, 1998 and 156,774,038 at December
  31, 1997.........................................     1,582,953      783,870
 Additional paid-in capital........................       185,226      247,343
 Retained earnings.................................     1,213,179    1,610,263
 Loan to employee stock ownership plan and unvested
  restricted stock.................................           (14)      (1,138)
 Accumulated other nonshareholder changes in
  equity, net of deferred income taxes of $39,612
  at December 31, 1998 and $35,042 at December 31,
  1997.............................................        62,986       54,376
                                                     ------------  -----------
  Total shareholders' equity.......................     3,044,330    2,694,714
                                                     ------------  -----------
  Total liabilities and shareholders' equity.......  $ 37,903,119  $34,523,133
                                                     ============  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                       BB&T CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
              For the Years Ended December 31, 1998, 1997 and 1996

                                                   1998       1997       1996
                                                ---------- ---------- ----------
                                                 (Dollars in thousands, except
                                                        per share data)
Interest Income
 Interest and fees on loans and leases........  $2,148,889 $1,945,043 $1,755,022
 Interest and dividends on securities.........     581,736    534,394    479,020
 Interest on short-term investments...........      13,355      8,358     10,431
                                                ---------- ---------- ----------
 Total interest income........................   2,743,980  2,487,795  2,244,473
                                                ---------- ---------- ----------
Interest Expense
 Interest on deposits.........................     892,330    862,995    826,515
 Interest on short-term borrowed funds........     221,615    174,040    133,231
 Interest on long-term debt...................     260,046    182,912    125,869
                                                ---------- ---------- ----------
 Total interest expense.......................   1,373,991  1,219,947  1,085,615
                                                ---------- ---------- ----------
Net Interest Income...........................   1,369,989  1,267,848  1,158,858
 Provision for loan and lease losses..........      95,805    103,053     66,816
                                                ---------- ---------- ----------
Net Interest Income After Provision for Loan
 and Lease Losses.............................   1,274,184  1,164,795  1,092,042
                                                ---------- ---------- ----------
Noninterest Income
 Service charges on deposits..................     178,319    158,451    141,069
 Mortgage banking income......................      83,081     53,774     42,342
 Trust income.................................      42,603     36,849     33,188
 Investment banking and brokerage.............      43,796     27,180     16,982
 Agency insurance commissions.................      52,186     40,149     27,541
 Other insurance commissions..................      10,947     13,904     13,484
 Bankcard fees and merchant discounts.........      30,219     24,042     19,385
 Other nondeposit fees and commissions........      56,304     44,931     31,170
 Securities gains, net........................       8,561      4,701      4,091
 Other income.................................      52,541     83,289     35,272
                                                ---------- ---------- ----------
 Total noninterest income.....................     558,557    487,270    364,524
                                                ---------- ---------- ----------
Noninterest Expense
 Personnel expense............................     540,260    512,825    444,426
 Occupancy and equipment expense..............     168,364    174,965    139,230
 Federal deposit insurance expense............       4,655      5,463     51,071
 Amortization of intangibles and mortgage
  servicing rights............................      51,785     25,965     16,747
 Advertising and public relations expense.....      27,727     27,935     25,906
 Professional services........................      51,327     50,713     29,314
 Other expense................................     218,221    254,401    195,796
                                                ---------- ---------- ----------
 Total noninterest expense....................   1,062,339  1,052,267    902,490
                                                ---------- ---------- ----------
Earnings
 Income before income taxes...................     770,402    599,798    554,076
 Provision for income taxes...................     243,148    205,137    181,540
                                                ---------- ---------- ----------
 Net Income...................................     527,254    394,661    372,536
 Preferred dividend requirements..............         --         --         610
                                                ---------- ---------- ----------
 Income applicable to common shares...........  $  527,254 $  394,661 $  371,926
                                                ========== ========== ==========
Per Common Share
 Net income:
 Basic........................................  $     1.68 $     1.26 $     1.19
                                                ========== ========== ==========
 Diluted......................................  $     1.65 $     1.24 $     1.17
                                                ========== ========== ==========
 Cash dividends paid..........................  $      .66 $      .58 $      .50
                                                ========== ========== ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                       BB&T CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              For the Years Ended December 31, 1998, 1997 and 1996

                                                                                     Accumulated
                                                                                        Other
                           Shares of                         Additional  Retained   Nonshareholder     Total
                            Common     Preferred   Common     Paid-in    Earnings      Changes     Shareholders'
                             Stock       Stock     Stock      Capital   and Other*    in Equity       Equity
                          -----------  --------- ----------  ---------- ----------  -------------- -------------
                                                        (Dollars in thousands)
Balance, December 31,
 1995, as previously
 reported...............  152,882,706   $ 3,669  $  764,414   $405,955  $1,119,137     $35,530      $2,328,705
 Merger with First
  Citizens Corporation,
  accounted for under
  the pooling-of-
  interests method......      786,684       --        3,933      3,379      12,954         --           20,266
 Merger with Mason-Dixon
  Bancshares, Inc.,
  accounted for under
  the pooling-of-
  interests method......    3,417,700       --       17,089     27,976      20,645         886          66,596
                          -----------   -------  ----------   --------  ----------     -------      ----------
Balance, December 31,
 1995, restated.........  157,087,090     3,669     785,436    437,310   1,152,736      36,416       2,415,567
                          -----------   -------  ----------   --------  ----------     -------      ----------
Add (Deduct):
 Nonshareholder changes
  in equity:**
 Net income.............          --        --          --         --      372,536         --          372,536
  Unrealized holding
   losses arising during
   the period...........          --        --          --         --          --      (19,663)        (19,663)
  Less: reclassification
   adjustment...........          --        --          --         --          --       (2,590)         (2,590)
                                                                        ----------     -------      ----------
 Net unrealized losses
  on securities.........          --        --          --         --          --      (22,253)        (22,253)
                                                                        ----------     -------      ----------
 Total nonshareholder
  changes in equity.....          --        --          --         --      372,536     (22,253)        350,283
                                                                        ----------     -------      ----------
 Common stock issued....    3,095,315       --       15,476     66,906       1,290         --           83,672
 Redemption of common
  stock.................   (7,397,553)      --      (36,987)  (185,816)          2         --         (222,801)
 Preferred stock
  cancellations and
  conversions...........    4,334,692    (3,669)     21,674    (18,005)        --          --              --
 Cash dividends
  declared:
 Common stock...........          --        --          --         --     (141,397)        --         (141,397)
 Preferred stock........          --        --          --         --         (610)        --             (610)
 Other..................          --        --          --        (378)        676         --              298
                          -----------   -------  ----------   --------  ----------     -------      ----------
Balance, December 31,
 1996...................  157,119,544       --      785,599    300,017   1,385,233      14,163       2,485,012
Add (deduct):
 Nonshareholder changes
  in equity:**
 Net income.............          --        --          --         --      394,661         --          394,661
  Unrealized holding
   gains arising during
   the period...........          --        --          --         --          --       43,217          43,217
  Less: reclassification
   adjustment...........          --        --          --         --          --       (3,004)         (3,004)
                                                                        ----------     -------      ----------
 Net unrealized gains on
  securities............          --        --          --         --          --       40,213          40,213
                                                                        ----------     -------      ----------
 Total nonshareholder
  changes in equity.....          --        --          --         --      394,661      40,213         434,874
                                                                        ----------     -------      ----------
 Common stock issued....    6,769,224       --       33,845    240,515       5,495         --          279,855
 Redemption of common
  stock.................   (7,114,730)      --      (35,574)  (291,264)        --          --         (326,838)
 Cash dividends declared
  on common stock.......          --        --          --         --     (179,438)        --         (179,438)
 Other..................          --        --          --      (1,925)      3,174         --            1,249
                          -----------   -------  ----------   --------  ----------     -------      ----------
Balance, December 31,
 1997...................  156,774,038       --      783,870    247,343   1,609,125      54,376       2,694,714
Add (Deduct):
 Nonshareholder changes
  in equity**
 Net income.............          --        --          --         --      527,254         --          527,254
  Unrealized holding
   gains arising during
   the period...........          --        --          --         --          --       13,840          13,840
  Less: reclassification
   adjustment...........          --        --          --         --          --       (5,214)         (5,214)
                                                                        ----------     -------      ----------
 Net unrealized gains on
  securities............          --        --          --         --      527,254       8,626           8,626
                                                                        ----------     -------      ----------
 Total nonshareholder
  changes in equity.....          --        --          --         --          --        8,626         535,880
                                                                        ----------     -------      ----------
 Common stock issued....   11,582,244       --       57,912    309,831         --          --          367,743
 Redemption of common
  stock.................   (6,736,880)      --      (33,684)  (311,345)                    --         (345,029)
 2-for-1 stock split
  effective August 3,
  1998..................  155,003,882       --      775,019    (63,432)   (711,587)        --              --
 Reconciliation of
  fiscal year of First
  Citizens to calendar
  year..................      (32,732)      --         (164)      (211)     (1,093)        (16)         (1,484)
 Cash dividends declared
  on common stock.......          --        --          --         --     (209,850)        --         (209,850)
 Other..................          --        --          --       3,040        (684)        --            2,356
                          -----------   -------  ----------   --------  ----------     -------      ----------
Balance, December 31,
 1998...................  316,590,552   $   --   $1,582,953   $185,226  $1,213,165     $62,986      $3,044,330
                          ===========   =======  ==========   ========  ==========     =======      ==========

-------
 * Other includes unearned income, unvested restricted stock and a loan to the employee stock ownership plan.
** Comprehensive income as defined by SFAS No. 130.

  The accompanying notes are an integral part of these consolidated financial statements.

                       BB&T CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 1998, 1997 and 1996

                                             1998         1997         1996
                                          -----------  -----------  -----------
                                                (Dollars in thousands)
Cash Flows From Operating Activities:
 Net income.............................  $   527,254  $   394,661  $   372,536
 Adjustments to reconcile net income to
  net cash provided by operating
  activities:
 Provision for loan and lease losses....       95,805      103,053       66,816
 Depreciation of premises and
  equipment.............................       69,423       63,784       50,940
 Amortization of intangibles and
  mortgage servicing rights.............       51,785       25,965       16,747
 Accretion of negative goodwill.........       (6,449)      (6,858)      (7,040)
 Amortization of unearned stock
  compensation..........................        1,124        8,111        2,450
 Discount accretion and premium
  amortization on securities, net.......        1,984        3,598        6,201
 Net decrease (increase) in trading
  account securities....................        7,456      (25,688)         --
 Loss (gain) on sales of securities,
  net...................................       (8,561)      (4,701)      (4,091)
 Loss (gain) on sales of loans and
  mortgage loan servicing rights, net...      (31,337)     (15,992)      (9,061)
 Loss (gain) on disposals of premises
  and equipment, net....................      (15,352)      28,263         (515)
 Proceeds from sales of loans held for
  sale..................................    4,394,521    1,631,218    1,384,581
 Purchases of loans held for sale.......   (1,745,442)    (734,727)    (429,603)
 Origination of loans held for sale, net
  of principal collected................   (3,144,210)  (1,066,492)    (915,804)
 Reconciliation of fiscal year of First
  Citizens to calendar year.............        4,991          --           --
 Decrease (increase) in:
  Accrued interest receivable...........      (21,159)        (381)      19,621
  Other assets..........................      (83,845)    (197,095)    (112,953)
 Increase (decrease) in:
  Accrued interest payable..............       17,264        5,966        6,682
  Accounts payable and other
   liabilities..........................       75,907      102,161       (7,235)
 Other, net.............................        1,023       (3,433)       3,034
                                          -----------  -----------  -----------
  Net cash provided by operating
   activities...........................      192,182      311,413      443,306
                                          -----------  -----------  -----------
Cash Flows From Investing Activities:
 Proceeds from sales of securities
  available for sale....................    1,502,390    1,880,137      808,535
 Proceeds from maturities, calls and
  paydowns of securities available for
  sale..................................    2,357,354    1,721,965    2,861,444
 Purchases of securities available for
  sale..................................   (4,043,826)  (4,348,783)  (3,021,859)
 Proceeds from sales of securities held
  to maturity...........................          --        26,170          --
 Proceeds from maturities, calls and
  paydowns of securities held to
  maturity..............................      137,712       70,139      266,991
 Purchases of securities held to
  maturity..............................      (79,479)     (69,448)    (393,487)
 Leases made to customers...............      (94,615)     (74,420)     (72,390)
 Principal collected on leases..........       65,186       57,581       48,222
 Loan originations, net of principal
  collected.............................   (1,390,906)  (1,346,816)  (1,958,284)
 Purchases of loans.....................     (110,108)    (205,232)    (232,236)
 Net cash acquired in transactions
  accounted for under the purchase
  method................................       82,764       95,205        9,955
 Purchases and originations of mortgage
  servicing rights......................      (74,098)     (39,119)     (26,422)
 Proceeds from disposals of premises and
  equipment.............................       25,559       14,579        9,567
 Purchases of premises and equipment....     (114,763)    (154,088)     (77,987)
 Proceeds from sales of foreclosed
  property..............................       28,902       17,333       17,163
 Proceeds from sales of other real
  estate held for development or sale...       (2,022)      14,102       10,646
 Other, net.............................       (6,487)        (782)     (50,558)
                                          -----------  -----------  -----------
  Net cash used in investing
   activities...........................   (1,716,437)  (2,341,477)  (1,800,700)
                                          -----------  -----------  -----------
Cash Flows from Financing Activities:
 Net increase in deposits...............      986,034      525,872      921,551
 Net increase (decrease) in short-term
  borrowed funds........................     (492,527)     647,331       31,772
 Proceeds from long-term debt...........    2,931,978    5,882,887    1,699,973
 Repayments of long-term debt...........   (1,545,484)  (4,379,671)    (939,351)
 Net proceeds from common stock issued..       34,348       26,436       53,434
 Redemption of common stock.............     (345,029)    (326,838)    (222,801)
 Cash dividends paid on common and
  preferred stock.......................     (199,989)    (166,739)    (137,157)
 Other, net.............................          (76)         (12)      (5,298)
                                          -----------  -----------  -----------
  Net cash provided by financing
   activities...........................    1,369,255    2,209,266    1,402,123
                                          -----------  -----------  -----------
Net (Decrease) Increase in Cash and Cash
 Equivalents............................     (155,000)     179,202       44,729
Cash and Cash Equivalents at Beginning
 of Year................................    1,350,717    1,171,515    1,126,786
                                          -----------  -----------  -----------
Cash and Cash Equivalents at End of
 Year...................................  $ 1,195,717  $ 1,350,717  $ 1,171,515
                                          ===========  ===========  ===========
Supplemental Disclosure of Cash Flow
 Information:
 Cash paid during the year for:
 Interest...............................  $ 1,356,235  $ 1,167,106  $ 1,052,558
 Income taxes...........................      145,449      155,233      180,334
Noncash financing and investing
 activities:
 Transfer of securities from held to
  maturity to available for sale........      106,819          --        36,646
 Transfer of securities from available
  for sale to held to maturity..........          --           --           240
 Transfer of loans to foreclosed
  property..............................       22,445       21,487       29,313
 Transfer of fixed assets to other real
  estate owned..........................       10,351       13,761       10,466
 Restricted stock issued................          --            74          575
 Securitization of mortgage loans.......      465,341          --       817,268

  The accompanying notes are an integral part of these consolidated financial statements.

                       BB&T CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

  BB&T Corporation ("BB&T" or "Parent Company"), formerly Southern National Corporation, is a bank holding company organized under the laws of North Carolina and registered with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended. Branch Banking and Trust Company ("BB&T-NC"); BB&T Financial Corporation of South Carolina, parent company of Branch Banking and Trust Company of South Carolina ("BB&T-SC"); BB&T Financial Corporation of Virginia, parent company of Branch Banking and Trust Company of Virginia ("BB&T-VA"), (collectively, the "Banks"), Regional Acceptance Corporation ("Regional Acceptance") and Scott & Stringfellow Financial, Inc., ("Scott & Stringfellow") comprise BB&T's principal direct subsidiaries.

  The accounting and reporting policies of BB&T Corporation and its subsidiaries are in accordance with generally accepted accounting principles and conform to general practices within the banking industry. The following is a summary of the more significant policies.

NOTE A. Summary of Significant Accounting Policies

Principles of Consolidation

  The consolidated financial statements of BB&T include the accounts of the BB&T Corporation and its subsidiaries. In consolidation, all significant intercompany accounts and transactions have been eliminated. Prior period financial statements have been restated to include the accounts of companies acquired in material transactions accounted for as poolings of interests. The results of operations of companies acquired in transactions accounted for as purchases are included only from the dates of acquisition. (See Note B). The restatement of First Citizens for 1998 involved converting their March 31 fiscal year end to a calendar year format consistent with BB&T's presentation. Prior years' information is presented by combining the fiscal year end of First Citizens to BB&T's calendar year end. As a result, information relating to First Citizens' activities during the period from January 1, 1998, through March 31, 1998, has been summarized in the Consolidated Statement of Changes in Shareholders' Equity. This method of combination did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

  Certain amounts for prior years have been reclassified to conform to statement presentations for 1998. The reclassifications have had no effect on either shareholders' equity or net income, as previously reported.

Nature of Operations

  BB&T is a multi-bank holding company headquartered in Winston-Salem, North Carolina. BB&T conducts its operations in North Carolina, South Carolina, Virginia, Maryland and the metropolitan Washington, D.C. area primarily through its commercial banking subsidiaries and, to a lesser extent, through its other subsidiaries. BB&T's subsidiaries provide a full range of traditional commercial banking services and additional services including investment brokerage, investment banking, trust services, agency insurance, credit-related insurance and leasing.

Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

  Cash and cash equivalents include cash and due from banks, interest-bearing bank balances, Federal funds sold and securities purchased under resale agreements or similar arrangements. Generally, both cash and cash equivalents are considered to have maturities of three months or less. Accordingly, the carrying amount of such instruments is considered a reasonable estimate of fair value.

Securities

  BB&T classifies investment securities in one of three categories: held to maturity, available for sale and trading. Debt securities acquired with both the intent and ability to be held to maturity are classified as held to maturity and reported at amortized cost. Gains or losses realized from the sale of securities held to maturity, if any, are determined by specific identification and are included in noninterest income.

  Securities, which may be used to meet liquidity needs arising from unanticipated deposit and loan fluctuations, changes in regulatory capital and investment requirements, or unforeseen changes in market conditions, including interest rates, market values or inflation rates, are classified as available for sale. Securities available for sale are reported at estimated fair value, with unrealized gains and losses reported as a separate component of shareholders' equity, net of deferred income tax. Gains or losses realized from the sale of securities available for sale are determined by specific identification and are included in noninterest income.

  Trading account securities are selected according to fundamental and technical analyses that identify potential market movements. Trading account securities are positioned to take advantage of such movements and are reported at fair value. Market adjustments, fees and gains or losses earned on trading account securities are included in noninterest income. Interest income on trading account securities is included in other interest income. Gains or losses realized from the sale of trading securities are determined by specific identification.

  During 1996 and 1998, BB&T transferred securities with an amortized cost of $36.6 million and $106.8 million, respectively, from the held-to-maturity portfolio to the available-for-sale portfolio. These securities were previously classified as held-to-maturity by entities acquired under the pooling-of-interests method of accounting. BB&T transferred these amounts pursuant to the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," to conform the combined investment portfolios to BB&T's existing policies.

Loans Held for Sale

  Loans held for sale are reported at the lower of cost or market value on an aggregate loan basis. Gains or losses realized on the sales of loans are recognized at the time of sale and are determined by the difference between the net sales proceeds and the carrying value of the loans sold, adjusted for any servicing asset or liability. Any resulting deferred premium or discount is amortized, as an adjustment of servicing income, over the estimated lives of the loans using the level-yield method.

Loans and Leases

  Loans and leases that management has the intent and ability to hold for the foreseeable future are reported at their outstanding principal balances adjusted for any deferred fees or costs and unamortized premiums or discounts. The net amount of nonrefundable loan origination fees, including commitment fees and certain direct costs associated with the lending process, are deferred and amortized to interest income over the contractual lives of the loans using methods which approximate level-yield, with adjustments for prepayments as they occur. If the loan commitment expires unexercised, the income is recognized upon expiration of the commitment. Discounts and premiums are amortized to interest income over the estimated life of the loans using methods that approximate level-yield.

  Commercial loans and substantially all installment loans accrue interest on the unpaid balance of the loans. Lease receivables consist primarily of direct financing leases on rolling stock, equipment and real property. Lease receivables are stated at the total amount of lease payments receivable plus guaranteed residual values, less unearned income. Recognition of income over the lives of the lease contracts approximates the level-yield method.

  As of January 1, 1995, BB&T adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which was amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures." SFAS No. 114, as amended, requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral-dependent. A loan is impaired when, based on current information and events, it is probable that BB&T will be unable to collect all amounts due according to the contractual terms of the loan agreement. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance. BB&T had previously measured the allowance for credit losses using methods similar to those prescribed in SFAS No. 114. As a result of adopting these statements, no additional allowance for loan losses was required as of January 1, 1995.

  BB&T's policy is to disclose all commercial loans greater than $250,000 that are on nonaccrual status as impaired loans. Substantially all other loans made by BB&T are excluded from the scope of SFAS No. 114 as they are comprised of large groups of smaller balance homogeneous loans (residential mortgage and consumer installment) that are collectively evaluated for impairment.

Allowance for Loan and Lease Losses

  The allowance for loan and lease losses is the estimated amount considered adequate to cover probable credit losses inherent in the outstanding loan and lease portfolio. The primary factors considered in determining the allowance are the distribution of loans by risk class, the amount of the allowance specifically allocated to nonperforming loans and other problem loans, prior years' loan loss experience, economic conditions in BB&T's market areas and the growth of the credit portfolio. Management stratifies the loan portfolio based on the purpose of the loan. For commercial loans, specific reserves are assigned to "watch list" credits of $1 million or more. General reserves on commercial loans are determined based on the risk grades assigned to the credits. For all other loan types, general reserves are established based on a weighted average of actual historical loan loss experience for the loan type and based on the risk grades of the loans. An additional general reserve is established to address broader economic conditions in BB&T's market areas and to ensure that the allowance is adequate for other probable losses inherent in the loan and lease portfolio. While management uses the best information available to establish the allowance for loan and lease losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the valuations or, if required by regulators, based upon information at the time of their examinations. Such adjustments to original estimates, as necessary, are made in the period in which these factors and other relevant considerations indicate that loss levels may vary from previous estimates.

Nonperforming Assets

  Nonperforming assets include loans and leases on which interest is not being accrued and foreclosed property. Foreclosed property consists of real estate and other assets acquired through customers' loan defaults. Commercial and unsecured consumer loans and leases are generally placed on nonaccrual status when concern exists that principal or interest is not fully collectible, or when any portion of principal or interest becomes 90 days past due, whichever occurs first. Mortgage loans and most other consumer loans past due 90 days or more may remain on accrual status if management determines that concern over the collectibility of principal and interest is not significant. When loans are placed on nonaccrual status, interest receivable is reversed against interest income in the current period. Interest payments received thereafter are applied as a reduction to the remaining principal balance as long as concern exists as to the ultimate collection of the principal. Loans and leases are removed from nonaccrual status when they become current as to both principal and interest and when concern no longer exists as to the collectibility of principal or interest.

  Assets acquired as a result of foreclosure are valued at the lower of cost or fair value, and carried thereafter at the lower of cost or fair value less estimated selling costs. Cost is determined based on the sum of unpaid principal, accrued but unpaid interest and acquisition costs associated with the loan. Any excess of unpaid principal over fair value at the time of foreclosure is charged to the allowance for loan and lease losses. Generally, such properties are appraised annually and the carrying value, if greater than the fair value, less selling costs, is adjusted with a charge to income. Routine maintenance costs, declines in market value and net losses on disposal are included in other noninterest expense.

Premises and Equipment

  Premises, equipment, capital leases and leasehold improvements are stated at cost less accumulated depreciation or amortization. Depreciation is computed principally using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the lesser of the lease terms or the estimated useful lives of the improvements. Capitalized leases are amortized by the same methods as premises and equipment over the estimated useful lives or the lease term, whichever is lesser. Obligations under capital leases are amortized using the interest method to allocate payments between principal reduction and interest expense.

Income Taxes

  BB&T and its subsidiaries file a consolidated Federal income tax return. Each subsidiary pays its calculated portion of Federal income taxes to BB&T to the extent that tax benefits are realized. Deferred income taxes have been provided when different accounting methods have been used in determining income for income tax purposes and for financial reporting purposes. Deferred tax assets and liabilities are recognized based on future tax consequences of the differences arising from their carrying values and respective tax bases. In the event of changes in the tax laws, deferred tax assets and liabilities are adjusted in the period of the enactment of those changes, with effects included in the income tax provision. Institutions acquired during the current fiscal year file separate Federal income tax returns for the periods prior to consummation of the acquisitions.

Derivatives and Off-Balance Sheet Instruments

  BB&T utilizes a variety of derivative financial instruments to manage various financial risks. These instruments include financial forward and futures contracts, options written and purchased, interest rate caps and floors and interest rate swaps. Management accounts for these financial instruments as hedges when the following conditions are met: (1) the specific assets, liabilities, firm commitments or anticipated transactions (or an identifiable group of essentially similar items) to be hedged expose BB&T to interest rate risk or price risk; (2) the financial instrument reduces that exposure; (3) the financial instrument is designated as a hedge at inception; and (4) at the inception of the hedge and throughout the hedge period, there is a high correlation of changes in the fair value or the net interest income associated with the financial instrument and the hedged items.

  The net interest payable or receivable on interest rate swaps, caps and floors that are designated as hedges is accrued and recognized as an adjustment to the interest income or expense of the related asset or liability. For interest rate forwards, futures and options qualifying as a hedge, gains and losses are deferred and are recognized in income as an adjustment of yield. Gains and losses from early terminations of derivatives are deferred and amortized as yield adjustments over the shorter of the remaining term of the hedged asset or liability or the remaining term of the derivative instrument. Upon disposition or settlement of the asset or liability being hedged, deferral accounting is discontinued and any gains or losses are recognized in income. Derivative financial instruments that fail to qualify as a hedge are carried at fair value with gains and losses recognized in current earnings.

  BB&T utilizes written covered over-the-counter call options on specific securities in the available-for-sale securities portfolio in order to enhance returns. Fees received are deferred and recognized in noninterest income upon exercise or expiration. Written options are carried at estimated fair value. Unrealized and realized gains and losses on written call options are included with securities gains and losses.

  BB&T also utilizes over-the-counter purchased put options and net purchased put options (combination of purchased put option and written call option) in its mortgage banking activities. These options are used to hedge the mortgage warehouse and pipeline against increasing interest rates. Written call options are used in tandem with purchased put options to create a net purchased put option that reduces the cost of the hedge. Net unrealized gains and losses on purchased put options and net purchased put options are carried with loans held for sale at the lower of cost or market on an aggregate basis. Realized gains and losses on purchased put options and net purchased put options are included in mortgage banking income.

Per Share Data

  Effective December 31, 1997, BB&T adopted the provisions of SFAS No. 128, "Earnings Per Share." This statement establishes standards for computing and presenting earnings per share ("EPS") and simplifies the standards for computation previously found in Accounting Principles Board ("APB") Opinion No. 15, "Earnings Per Share," making them more comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS and requires dual presentation of basic and diluted EPS (which replaces the former fully diluted EPS) for all entities with complex capital structures. The EPS information reported herein reflects the implementation of SFAS No. 128. Prior periods have been restated to include the provisions of the statement.

  Basic net income per common share has been computed by dividing net income applicable to common shares by the weighted average number of shares of common stock outstanding during the years presented.

  Diluted net income per common share has been computed by dividing net income, as adjusted for the interest expense related to convertible debt in prior years, by the weighted average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding. Other potentially dilutive securities include the number of shares issuable upon conversion of preferred stock. Restricted stock grants are considered as issued for purposes of calculating net income per share.

  Weighted average numbers of shares were as follows:

                                                1998        1997        1996
                                             ----------- ----------- -----------
   Basic.................................... 313,532,508 312,884,551 312,573,064
   Dilute................................... 319,948,997 318,174,032 319,096,624

  On June 23, 1998, BB&T's Board of Directors approved a 2-for-1 stock split in the Corporation's common stock effected in the form of a 100% stock dividend paid August 3, 1998. All per share amounts presented herein and the weighted average shares reflected above have been restated as appropriate to retroactively reflect the stock split.

Intangible Assets

  BB&T's intangible assets consist of the cost in excess of the fair value of net assets acquired in transactions accounted for as purchases (goodwill), premiums paid on acquisitions of deposits (core deposit intangibles) and other identifiable intangible assets. Such assets are included in other assets in the "Consolidated Balance Sheets." Intangible assets are being amortized on straight-line or accelerated bases over periods ranging from 5 to 25 years. At December 31, 1998, BB&T had $405.2 million recorded as goodwill and $7.9 million as core deposit and other intangibles, net of amortization. Negative goodwill is created when the fair value of the net assets purchased exceeds the purchase price. Such balances are included in other liabilities in the "Consolidated Balance Sheets" and are being amortized over periods ranging from 10 to 15 years. At December 31, 1998, BB&T had negative goodwill totaling $26.7 million, net of amortization.

Mortgage Servicing Rights

  Amounts paid to acquire the right to service certain mortgage loans are capitalized and amortized over the estimated lives of the loans to which they relate. In May 1995, the FASB issued SFAS No. 122, "Accounting for Mortgage Servicing Rights," which amends SFAS No. 65, "Accounting for Certain Mortgage Banking Activities." This statement was superseded by SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which BB&T adopted on January 1, 1997. SFAS No. 122, as superseded by SFAS No. 125, requires that mortgage banking enterprises recognize, as separate assets, rights to service mortgage loans for others, however those servicing rights are acquired. The statement further requires mortgage banking enterprises to assess their capitalized mortgage servicing rights for impairment based on the fair value of those rights. At December 31, 1998, BB&T had capitalized mortgage servicing rights totaling $101.4 million.

Changes in Accounting Principles and Effects of New Accounting Pronouncements

  In June of 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which provides accounting and reporting standards for such transactions based on consistent application of a financial components approach. This approach recognizes the financial and servicing assets an entity controls and the liabilities it has incurred, as well as derecognizes financial assets when control has been surrendered and liabilities when they are extinguished. The statement requires that liabilities and derivatives incurred or obtained by transferors as part of a transfer of financial assets be initially measured at fair value, if practicable. It also requires that servicing assets and other retained interests in the transferred assets be measured by allocating the previous carrying amount between the assets sold, if any, and retained interests, if any, based on their relative fair values at the date of transfer. In December 1996, the FASB issued SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125." This statement allows the implementation of certain provisions of SFAS No. 125 to be deferred for one year. BB&T adopted SFAS No. 125, as amended by SFAS No. 127, effective January 1, 1997. The adoption of these statements did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

  In February of 1997, the FASB issued SFAS No. 128, "Earnings Per Share," as discussed above. The statement was effective for financial statements issued for periods ending after December 15, 1997, including interim periods, and requires restatement of all prior periods presented. Accordingly, BB&T adopted the provisions of the statement effective December 31, 1997, including retroactive restatement of prior periods. The implementation of the statement did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

  In February of 1997, the FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure," which establishes standards for disclosing information about an entity's capital structure by continuing and amending existing standards. The statement was effective for financial statements for periods ending after December 15, 1997. Management determined that BB&T was and is in compliance with the disclosure requirements of SFAS No. 129, and, therefore, the implementation of the statement did not affect the capital structure disclosures made by BB&T.

  In June of 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and displaying comprehensive income (revenues, expenses, gains and losses) in a full set of general purpose financial statements. Comprehensive income is the nonshareholder-related change in equity (net assets) of a company during a period from transactions and other events. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997, including interim periods, and requires restatement of all prior periods presented. BB&T adopted the provisions of the statement effective January 1, 1998, including retroactive application to prior periods. The standard does not address issues of recognition or measurement of comprehensive income; therefore, the implementation of the statement did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

  In June of 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for the way that business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. BB&T adopted the provisions of the statement effective December 31, 1998. The standard does not address issues of recognition or measurement and, therefore, the implementation of the statement did not have an impact on the consolidated financial position or consolidated results of operations of BB&T. See Note S. in the "Notes to Consolidated Financial Statements" for disclosures related to the implementation of this statement.

  In March of 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which revises the disclosure requirements for pensions and other postretirement benefit plans. BB&T adopted the provisions of this statement effective December 31, 1998, including restatement of all prior periods presented. The statement does not address issues of recognition or measurement and, therefore, the implementation of the statement did not have an impact on BB&T's consolidated financial position or consolidated results of operations. See Note L. in the "Notes to Consolidated Financial Statements" for disclosures related to the implementation of this statement.

  During the first quarter of 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") No. 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires capitalization of computer software costs that meet certain criteria. BB&T adopted the provisions of this statement effective January 1, 1999. This implementation of the SOP did not have a material effect on BB&T's consolidated financial position or consolidated results of operations.

  In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. The statement is effective for fiscal years beginning after June 15, 2000, and cannot be applied retroactively. Management has not yet quantified the impact of adopting SFAS No. 133 and has not determined the timing of or method of adoption of the statement. However, management does not anticipate that the implementation of the statement will have a material effect on BB&T's consolidated financial position or consolidated results of operations.

  During the second quarter of 1998, the American Institute of Certified Public Accountants issued SOP 98-5, "Accounting for Start-up Costs." SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs and requires start-up costs to be expensed as incurred. BB&T adopted the provisions of the SOP effective January 1, 1999. The adoption of the statement did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

  During October 1998, the FASB issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise." The statement amends SFAS No. 65, "Accounting for Certain Mortgage Banking Activities." BB&T adopted the provisions of the statement effective January 1, 1999. The implementation of the statement did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

Supplemental Disclosures of Cash Flow Information

  As referenced in the "Consolidated Statements of Cash Flows," BB&T acquired assets and assumed liabilities in transactions accounted for under the purchase method of accounting. The fair values of these assets acquired and liabilities assumed, at acquisition, were as follows:

                                                 1998       1997       1996
                                               ---------  ---------  --------
                                                  (Dollars in thousands)
    Fair Value of Net Assets acquired......... $ 116,701  $ 138,029  $ 15,636
    Purchase Price............................  (310,618)  (287,031)  (46,937)
                                               ---------  ---------  --------
    Excess of Purchase Price over Net Assets
     acquired................................. $(193,917) $(149,002) $(31,301)
                                               ---------  ---------  --------

  During the first quarter of 1996, BB&T redeemed all outstanding shares of Convertible Preferred Stock. This transaction, a noncash financing activity, resulted in the conversion of 733,869 shares of preferred stock into 4,334,692 shares of common stock.

Income and Expense Recognition

  Items of income and expense are recognized using the accrual basis of accounting, except for some immaterial amounts.

NOTE B. Acquisitions and Mergers

Completed Mergers and Acquisitions

Purchase Transactions

  On June 30, 1996, BB&T completed the purchase of certain fixed assets and expiration rights to outstanding insurance policies from the James R. Lingle Agency of Florence, South Carolina. In conjunction with the purchase, BB&T recorded expiration rights totaling $1.7 million, which are being amortized using the straight-line method over 15 years.

  On August 21, 1996, BB&T acquired all of the outstanding stock of Southside Financial Group, Inc., ("Southside"), the parent company of Citizens Bank & Trust of Fayette County, Georgia. In conjunction with the acquisition, BB&T issued approximately 148,000 shares of common stock and paid $13.7 million in cash. As a result of the acquisition, BB&T recorded $5.2 million of goodwill, which is being amortized using the straight-line method over 20 years.

  On August 28, 1996, BB&T became a majority shareholder of AutoBase Information Systems, Inc., ("AutoBase") through the purchase of 51% of AutoBase's outstanding common stock. In conjunction with this investment, BB&T recorded $1.2 million in goodwill, which is being amortized using the straight-line method over 15 years.

  During November 1996, BB&T completed the acquisitions of three insurance agencies. On November 7, 1996, BB&T completed the acquisition of the William Goldsmith Agency Inc. of Greenville, South Carolina, through the issuance of 140,414 shares of common stock. On November 13, 1996, BB&T completed the acquisition of the C. Dan Joyner Insurance Agency based in Greenville, South Carolina, through the issuance of 96,240 shares of common stock. Boyle-Vaughan Associates, Inc. based in Columbia, South Carolina, was acquired on November 22, 1996, through the issuance of 984,126 shares of common stock. In conjunction with the purchase of these agencies, BB&T recorded $17.9 million in goodwill, which is being amortized using the straight-line method over 15 years.

  On January 31, 1996, BB&T acquired Seaboard Bancorp, Inc. ("Seaboard Bancorp") of Virginia Beach, Virginia, in a transaction accounted for as a purchase. The acquisition was accomplished through the payment of $8.8 million in cash. In conjunction with the purchase, BB&T recorded $5.2 million in goodwill, which is being amortized using the straight-line method over 15 years.

  On March 1, 1997, BB&T completed its acquisition of Fidelity Financial Bankshares Corporation ("Fidelity") of Richmond, Virginia, in a transaction accounted for as a purchase. BB&T issued 3.2 million shares for all of the shares of Fidelity's common stock outstanding. In conjunction with the acquisition, BB&T recorded $37.9 million in goodwill, which is being amortized using the straight-line method over 15 years.

  On March 31, 1997, BB&T acquired Tara Bankshares Corporation ("Tara"). In conjunction with the acquisition, BB&T issued approximately 239,000 shares of common stock and paid $5.1 million in cash. As a result of the acquisition, BB&T recorded goodwill totaling $2.2 million, which is being amortized using the straight-line method over 20 years.

  On May 20, 1997, BB&T purchased Phillips Factors Corporation ("Phillips") and its subsidiaries, Phillips Financial Corporation and Phillips Acceptance Corporation, all of High Point, North Carolina. Phillips purchases and manages receivables in the temporary staffing industry nationwide. It also provides payroll processing services to that industry. Phillips also buys and manages account receivables primarily in the furniture, textiles and home furnishings-related industries. In conjunction with the acquisition, BB&T recorded $11.1 million of goodwill, which is being amortized using the straight-line method over 15 years.

  On July 31, 1997, BB&T completed its acquisition of Refloat, Inc. of Mount Airy, North Carolina, and its principal subsidiary, Sheffield Financial Corp. (collectively, "Refloat"), a finance company that specializes in loans to small commercial lawn care businesses across the country. The acquisition, which was completed through the issuance of 750,000 shares of common stock, was accounted for as a purchase. BB&T recorded $3.0 million of goodwill, which is being amortized using the straight-line method over 15 years, in conjunction with this transaction.

  On October 1, 1997, BB&T completed its acquisition of Craigie Incorporated ("Craigie"), an investment banking firm located in Richmond, Virginia. Craigie specializes in the origination, trading and distribution of fixed-income securities and equity products in both the public and private capital markets. Craigie also has a public finance department that provides investment banking services, financial advisory services and municipal bond financing to a variety of regional tax-exempt issuers. The acquisition, which was accounted for as a purchase, was accomplished through the issuance of approximately 926,000 shares of BB&T's common stock. In conjunction with the acquisition, BB&T recorded $6.8 million of goodwill, which is being amortized using the straight-line method over a period of 25 years.

  On December 1, 1997, BB&T completed its acquisition of Virginia First Financial Corporation of Petersburg, Virginia ("Virginia First"), a financial institution with $822.9 million in assets at the time the merger was consummated. The merger, which was accounted for under the purchase method of accounting, was effected through the issuance of 3.8 million shares of BB&T's common stock and the payment of $44.8 million. In conjunction with the acquisition, BB&T recorded $89.5 million in goodwill, which is being amortized using the straight-line method over a period of 15 years.

  On February 11, 1998, BB&T purchased substantially all of the assets of Rose Shanis Companies ("Rose Shanis"), a consumer finance company located in Baltimore, Maryland. BB&T paid cash totaling $15.4 million to acquire Rose Shanis. In conjunction with the merger, goodwill totaling $5.5 million was recorded and is being amortized using the straight-line method over 10 years.

  On February 28, 1998, BB&T completed the acquisition of Tysons Financial Corporation ("Tysons") of McLean, Virginia. Tysons, with $102.1 million in assets, was acquired through the issuance of 721,187 shares of BB&T common stock. In conjunction with the acquisition, BB&T recorded $9.3 million in goodwill, which is being amortized using the straight-line method over a period of 15 years.

  On June 18, 1998, BB&T completed the acquisition of Dealers' Credit Inc. ("DCI"), of Menomonee Falls, Wisconsin. DCI specializes in extending credit to commercial, agricultural, municipal and consumer users for the purchase of lawn care equipment. In conjunction with the transaction, BB&T recorded $9.5 million of goodwill, which is being amortized using the straight-line method over 15 years.

  On June 30, 1998, BB&T completed its acquisition of W.E. Stanley & Company Inc., and its subsidiaries, (collectively, "Stanley"), located in Greensboro, North Carolina. Stanley, the largest actuarial, consulting and administration firm headquartered in the Carolinas, primarily manages retirement plans for companies and has more than 700 clients located mostly in the Carolinas, Virginia, Maryland and Tennessee. In conjunction with the acquisition, BB&T recorded $10.3 million of goodwill, which is being amortized using the straight-line method over 15 years.

  On September 30, 1998, BB&T completed its acquisition of Maryland Federal Bancorp, Inc. ("Maryland Federal") located in Hyattsville, Maryland. In conjunction with the merger, BB&T issued 8.7 million shares of BB&T common stock in exchange for all of the outstanding shares of Maryland Federal common stock. BB&T recorded $158.8 million of goodwill, which is being amortized using the straight-line method over a period of 15 years.

  On January 5, 1999, BB&T completed its acquisition of Sterling Bancorp, a privately held commercial bank headquartered in Baltimore, Maryland. BB&T paid $10.3 million in cash to acquire Sterling Bancorp. In conjunction with the acquisition, BB&T recorded goodwill totaling $3.7 million, which is being amortized using the straight-line method over 15 years.

  On March 26, 1999, BB&T completed its acquisition of Scott & Stringfellow Financial, Inc. ("Scott & Stringfellow"), an investment banking firm based in Richmond, Virginia. The transaction was accounted for as a purchase. In conjunction with the acquisition, BB&T issued 3.6 million shares of BB&T common stock in exchange for all of the outstanding shares of Scott & Stringfellow common stock. BB&T recorded goodwill totaling $72.8 million, which is being amortized using the straight-line method over a period of 15 years.

  On August 27, 1999, BB&T completed its acquisition of Matewan BancShares, Inc. ("Matewan") of Williamson, West Virginia. In conjunction with the merger, BB&T issued 3.2 million shares of common stock in exchange for all of the outstanding shares of Matewan common and preferred stock. As a result of the acquisition, BB&T recorded $66.2 million of goodwill, which is being amortized using the straight-line method over a period of 15 years.

  The above-discussed acquisitions were accounted for under the purchase method of accounting, and, therefore, the financial information contained herein includes data relevant to the acquirees since the date of acquisition. The following unaudited presentation reflects key line items on a Pro Forma basis as if these purchase transactions had been acquired as of the beginning of the years presented:

                                                            For the Years Ended
                                                           ---------------------
                                                              1998       1997
                                                           ---------- ----------
                                                                (Dollars in
                                                                thousands,
                                                             except per share
                                                                   data)
     Total revenues....................................... $2,031,583 $1,945,362
                                                           ========== ==========
     Net income........................................... $  510,619 $  372,455
                                                           ========== ==========
     Basic EPS............................................ $     1.63 $     1.19
                                                           ========== ==========
     Diluted EPS.......................................... $     1.60 $     1.17
                                                           ========== ==========

  Under the provisions of SFAS No. 38, "Accounting for Preacquisition Contingencies of Purchase Enterprises," BB&T typically provides an allocation period, not to exceed one year, to identify and quantify the assets acquired and liabilities assumed in business combinations accounted for as purchases. Management currently does not anticipate any material adjustments to the assigned values of the assets and liabilities of acquired companies.

Pooling of Interests Transactions

  Effective January 25, 1996, BB&T consummated a merger with Seaboard Savings Bank, Inc. ("Seaboard"), headquartered in Plymouth, North Carolina. BB&T issued 950,316 shares of common stock for all of the outstanding shares of Seaboard common stock. The transaction was accounted for as a pooling of interests.

  Effective March 29, 1996, BB&T consummated a merger with Triad Bank ("Triad") headquartered in Greensboro, North Carolina. BB&T issued 3.6 million shares of common stock for all of the outstanding shares of Triad common stock. The transaction was accounted for as a pooling of interests.

  On August 30, 1996, BB&T issued 84,270 shares of common stock to complete the acquisition of Tomlinson Insurers, Inc., a general insurance agency in Fayetteville, North Carolina. The transaction was accounted for under the pooling-of-interests method of accounting.

  On September 1, 1996, BB&T completed a merger with Regional Acceptance Corporation of Greenville, North Carolina, ("Regional Acceptance") in a transaction accounted for as a pooling of interests. BB&T issued 11.7 million shares in exchange for all of the outstanding stock of Regional Acceptance.

  On September 27, 1996, BB&T completed its acquisition of The First National Bank of Clifton Forge ("Clifton Forge"), of Clifton Forge, Virginia. The transaction was accounted for as a pooling of interests. In conjunction with the merger, BB&T issued approximately 1.7 million shares of common stock in exchange for all of the outstanding common stock of Clifton Forge.

  On November 13, 1996, BB&T acquired Hanover Bank ("Hanover") of Hanover, Virginia, in a transaction accounted for as a pooling of interests. In conjunction with the merger, BB&T issued approximately 1.4 million shares of common stock in exchange for all of the outstanding common stock of Hanover.

  On July 1, 1997, BB&T completed its merger with United Carolina Bancshares Corporation ("UCB") of Whiteville, North Carolina, in a stock transaction accounted for as a pooling of interests. BB&T issued 55.4 million shares of common stock in exchange for all of the shares of UCB common stock outstanding.

  On December 1, 1997, BB&T completed its acquisition of Commerce Bank Corporation ("Commerce") in a transaction accounted for as a pooling of interests. In conjunction with the merger, BB&T issued approximately 676,000 shares of common stock in exchange for all of the outstanding common stock of Commerce.

  On March 1, 1998, BB&T completed its merger with Life Bancorp, Inc. ("Life") of Norfolk, Virginia. The transaction was accounted for as a pooling of interests. In conjunction with the merger, BB&T issued 11.6 million shares of common stock in exchange for all of the shares of Life common stock outstanding.

  On March 10, 1998, BB&T completed its acquisition of Regency Financial Shares, Incorporated ("Regency") of Richmond, Virginia, in a transaction accounted for as a pooling of interests. In conjunction with the merger, BB&T issued approximately 801,000 shares of common stock in exchange for all of the shares of Regency.

  On July 1, 1998, BB&T completed its merger with Franklin Bancorporation Inc. ("Franklin") of Washington, D.C. in a stock transaction accounted for under the pooling-of-interests method of accounting. In conjunction with the merger, BB&T issued 4.9 million shares of common stock in exchange for all of the shares of Franklin common stock outstanding.

  On July 7, 1998, BB&T completed a merger with Ballston Bancorp, Inc. ("Ballston") of Washington, D.C., in a transaction accounted for as a pooling of interests. In conjunction with the merger, BB&T issued approximately 824,000 shares of common stock in exchange for all of the outstanding common stock of Ballston.

  On March 5, 1999, BB&T completed a merger with MainStreet Financial Corporation ("MainStreet"), based in Martinsville, Virginia. The transaction was accounted for as a pooling of interests. BB&T issued approximately 16.8 million shares of BB&T common stock in exchange for all of the outstanding shares of MainStreet.

  On July 9, 1999, BB&T completed its merger with First Citizens Corporation ("First Citizens"), of Newnan, Georgia. The transaction was accounted for as a pooling of interests. BB&T issued approximately 3.2 million shares of common stock in exchange for all of the outstanding shares of First Citizens.

  On July 14, 1999, BB&T completed its merger with Mason-Dixon Bancshares ("Mason-Dixon") of Westminster, Maryland. The transaction was accounted for as a pooling of interests. BB&T issued approximately 6.6 million shares of BB&T common stock in exchange for all of the outstanding shares of Mason-Dixon.

  The following presentation reflects key line items on an historical basis for BB&T, Mason-Dixon and First Citizens on a pro forma combined basis assuming the mergers were effective as of and for the periods presented.

                                          Historical Basis
                                   -------------------------------
                                                 Mason-    First      BB&T
                                      BB&T       Dixon    Citizens  restated
                                   ----------- ---------- -------- -----------
                                     (Dollars in thousands, except per share
                                                      data)
As of/For the Year Ended December
 31, 1998
---------------------------------
Net interest income............... $ 1,317,129 $   41,119 $ 15,144 $ 1,369,989
Net income........................     513,021     10,811    3,422     527,254
Net earnings per share ...........
  Basic...........................        1.69       2.13     1.23        1.68
  Diluted.........................        1.65       2.13     1.14        1.65
Assets............................  36,388,330  1,098,518  418,271  37,903,119
Deposits..........................  24,258,168    640,303  364,840  25,263,311
Shareholders' equity..............   2,923,888     82,139   38,303   3,044,330
As of/For the Year Ended December
 31, 1997
---------------------------------
Net interest income............... $ 1,221,658 $   31,260 $ 14,930 $ 1,267,848
Net income........................     378,287      9,159    7,215     394,661
Net earnings per share ...........
  Basic...........................        1.25       1.77     2.62        1.26
  Diluted.........................        1.23       1.77     2.42        1.24
Assets............................  33,165,141    992,180  367,812  34,523,133
Deposits..........................  22,504,750    651,249  318,382  23,474,381
Shareholders' equity..............   2,582,505     75,449   36,760   2,694,714

Pending Acquisitions

  On April 28, 1999, BB&T announced plans to merge with First Liberty Financial Corp. ("First Liberty") of Macon, Georgia. First Liberty's shareholders will receive between .85 and .87 shares of BB&T common stock for each share of First Liberty stock held. The transaction is expected to be completed in the fourth quarter of 1999 and accounted for as a pooling of interests.

  On July 28, 1999, BB&T announced plans to merge with Premier Bancshares, Inc. ("Premier") of Atlanta, Georgia. Premier's shareholders will receive
 .5155 shares of BB&T common stock for each share of Premier stock held. The transaction is expected to be completed during the first quarter of 2000 and accounted for as a pooling of interests.

NOTE C. Securities

  The amortized costs and approximate fair values of securities held to maturity and available for sale were as follows:

                                     December 31, 1998                      December 31, 1997
                           -------------------------------------- --------------------------------------
                                      Gross Unrealized                       Gross Unrealized
                           Amortized  ---------------- Estimated  Amortized  ---------------- Estimated
                              Cost     Gains   Losses  Fair Value    Cost     Gains   Losses  Fair Value
                           ---------- -------- ------- ---------- ---------- -------- ------- ----------
                                                      (Dollars in thousands)
 Securities held to
  maturity:
 U.S. Treasury,
  government and agency
  obligations............  $   51,102 $    235 $     2 $   51,335 $  105,236 $  1,255 $   177 $  106,314
 Mortgage-backed
  securities.............      70,355      937     351     70,941    142,164    1,370   1,388    142,146
 States and political
  subdivisions...........     232,406    7,167     329    239,244    271,993    7,169      94    279,068
 Other securities........       6,920      215     --       7,135      1,315      --        3      1,312
                           ---------- -------- ------- ---------- ---------- -------- ------- ----------
  Total securities held
   to maturity...........     360,783    8,554     682    368,655    520,708    9,794   1,662    528,840
                           ---------- -------- ------- ---------- ---------- -------- ------- ----------
 Securities available for
  sale:
 U.S. Treasury,
  government and agency
  obligations............   3,748,672   56,780   2,758  3,802,694  4,536,849   33,890   5,816  4,564,923
 Mortgage-backed
  securities.............   3,891,717   39,423  12,557  3,918,583  3,111,008   50,467   3,880  3,157,595
 Equity and other
  securities.............   1,239,441   21,612   3,647  1,257,406    476,547   14,018     378    490,187
 States and political
  subdivisions...........     171,924    3,920     175    175,669     64,347    1,148      31     65,464
                           ---------- -------- ------- ---------- ---------- -------- ------- ----------
  Total securities
   available for sale....   9,051,754  121,735  19,137  9,154,352  8,188,751   99,523  10,105  8,278,169
                           ---------- -------- ------- ---------- ---------- -------- ------- ----------
  Total securities.......  $9,412,537 $130,289 $19,819 $9,523,007 $8,709,459 $109,317 $11,767 $8,807,009
                           ========== ======== ======= ========== ========== ======== ======= ==========

  Securities with a book value of approximately $5.2 billion and $4.5 billion at December 31, 1998 and 1997, respectively, were pledged to secure municipal deposits, securities sold under agreements to repurchase, Federal Reserve discount window borrowings and for other purposes as required by law.

  At December 31, 1998 and 1997, there was no concentration of investments in obligations of states and political subdivisions that were secured by or payable from the same taxing authority or revenue source and that exceeded ten percent of shareholders' equity. Trading securities totaling $60.4 million are excluded from the accompanying tables.

  Proceeds from sales of securities during 1998, 1997 and 1996 were $1.5 billion, $1.9 billion and $808.5 million, respectively. Gross gains of $8.8 million, $8.5 million and $6.5 million and gross losses of $238,000, $3.8 million and $2.5 million were realized on those sales in 1998, 1997 and 1996, respectively.

  The amortized cost and estimated fair value of the securities portfolio at December 31, 1998, by contractual maturity, are shown in the accompanying table. The expected life of mortgage-backed securities will differ from contractual maturities because borrowers may have the right to call or prepay the underlying mortgage loans with or without call or prepayment penalties. For purposes of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the weighted average contractual maturities of underlying collateral.

                                                  December 31, 1998
                                      -----------------------------------------
                                       Held to Maturity    Available for Sale
                                      ------------------- ---------------------
                                                Estimated
                                      Amortized   Fair    Amortized  Estimated
                                        Cost      Value      Cost    Fair Value
                                      --------- --------- ---------- ----------
                                               (Dollars in thousands)
Debt Securities:
  Due in one year or less............ $ 62,356  $ 62,733  $1,020,074 $1,026,024
  Due after one year through five
   years.............................  109,142   112,777   3,127,937  3,177,462
  Due after five years through ten
   years.............................   62,958    64,812     623,525    630,487
  Due after ten years................  126,327   128,333   3,354,464  3,393,587
                                      --------  --------  ---------- ----------
    Total debt securities............ $360,783  $368,655  $8,126,000 $8,227,560
                                      ========  ========  ========== ==========

NOTE D. Loans and Leases

  Loans and leases were composed of the following:

                                                            December 31,
                                                       ------------------------
                                                          1998         1997
                                                       -----------  -----------
                                                       (Dollars in thousands)
Loans:
  Commercial, financial and agricultural.............. $ 3,755,789  $ 3,519,613
  Real estate--construction and land development......   2,424,543    2,318,617
  Real estate--mortgage...............................  14,290,610   13,037,395
  Consumer............................................   3,059,920    2,992,959
                                                       -----------  -----------
    Loans held for investment.........................  23,530,862   21,868,584
Leases:                                                  1,620,326      788,462
                                                       -----------  -----------
    Total loans and leases............................  25,151,188   22,657,046
      Less: unearned income...........................    (717,928)    (244,751)
                                                       -----------  -----------
      Loans and leases, net of unearned income........ $24,433,260  $22,412,295
                                                       ===========  ===========

  The net investment in direct financing leases was $981.9 million and $616.3 million at December 31, 1998 and 1997, respectively. BB&T had loans held for sale at December 31, 1998 and 1997 totaling $1.1 billion and $524.1 million, respectively.

  BB&T had $17.8 billion in loans secured by real estate at December 31, 1998. However, these loans were not concentrated in any specific market or geographic area other than the Banks' primary markets.

  The following table sets forth certain information regarding BB&T's impaired loans as defined under SFAS No. 114.

                                                             December 31,
                                                        -----------------------
                                                           1998        1997
                                                        ----------- -----------
                                                        (Dollars in thousands)
     Total recorded investment--impaired loans........  $    31,391 $    40,118
                                                        ----------- -----------
     Total recorded investment with related valuation
      allowance.......................................       30,010      39,951
     Valuation allowance assigned to impaired loans...        5,313       4,987
                                                        ----------- -----------
       Net carrying value--impaired loans.............  $    24,697 $    34,964
                                                        =========== ===========
     Average balance of impaired loans................  $    38,401 $    32,729
                                                        =========== ===========
     Cash basis interest income recognized on impaired
      loans...........................................  $       169 $       482
                                                        =========== ===========

  The following table provides an analysis of loans made to directors, executive officers and their interests, which in the aggregate exceeded $60,000 at any time during 1998. All amounts shown represent loans made by BB&T's subsidiary banks in the ordinary course of business at the Banks' normal credit terms, including interest rate and collateralization prevailing at the time for comparable transactions with other persons.

                                                          (Dollars in thousands)
     Balance, December 31, 1997..........................       $ 227,529
       Additions.........................................          83,954
       Reductions........................................        (131,054)
                                                                ---------
     Balance, December 31, 1998..........................       $ 180,429
                                                                =========

NOTE E. Allowance for Loan and Lease Losses

  An analysis of the allowance for loan and lease losses is presented in the following table:

                                             For the Years Ended
                                                 December 31,
                                          ----------------------------  --- ---
                                            1998      1997      1996
                                          --------  --------  --------
                                            (Dollars in thousands)
Beginning Balance........................ $301,750  $264,677  $243,908
  Provision for losses charged to
   expense...............................   95,805   103,053    66,816
  Allowances of purchased companies......   20,592    17,513     7,510
  Loans and leases charged-off...........  (95,793) (103,444)  (75,205)
  Recoveries of previous charge-offs.....   22,290    19,951    21,648
                                          --------  --------  --------
    Net loans and leases charged-off.....  (73,503)  (83,493)  (53,557)
                                          --------  --------  --------
  Reconciliation of fiscal year of merged
   company to calendar year..............       64       --        --
                                          --------  --------  --------
Ending Balance........................... $344,708  $301,750  $264,677
                                          ========  ========  ========

  At December 31, 1998, 1997 and 1996, loans not currently accruing interest totaled $97.3 million, $10.3 million and $74.7 million, respectively. Loans 90 days or more past due and still accruing interest totaled $54.3 million, $49.2 million and $45.5 million, at December 31, 1998, 1997 and 1996, respectively. The gross interest income that would have been earned during 1998 if the outstanding nonaccrual loans and leases had been current in accordance with the original terms and had been outstanding throughout the period (or since origination, if held for part of the period) was approximately $7.3 million. Foreclosed property was $29.3 million, $37.6 million and $31.9 million at December 31, 1998, 1997 and 1996, respectively.

NOTE F. Premises and Equipment

                                                                December 31,
                                                              -----------------
                                                                1998     1997
                                                              -------- --------
                                                                 (Dollars in
                                                                 thousands)
     Land and land improvements.............................. $ 86,580 $ 82,500
     Buildings and building improvements.....................  356,909  352,035
     Furniture and equipment.................................  420,587  382,825
     Capitalized leases on premises and equipment............    4,089    3,840
                                                              -------- --------
                                                               868,165  821,200
     Less--accumulated depreciation and amortization.........  372,007  346,437
                                                              -------- --------
       Net premises and equipment............................ $496,158 $474,763
                                                              ======== ========

  Depreciation expense, which is included in occupancy and equipment expense, was $69.4 million, $63.8 million and $50.9 million in 1998, 1997 and 1996, respectively.

  BB&T has noncancellable leases covering certain premises and equipment. Total rent expense applicable to operating leases was $31.9 million, $49.2 million and $32.5 million for 1998, 1997 and 1996, respectively. Future minimum lease payments for operating and capitalized leases for years subsequent to 1998 are as follows:

                                                                  Leases
                                                           ---------------------
                                                           Operating Capitalized
                                                           --------- -----------
                                                                (Dollars in
                                                                thousands)
     Years ended December 31:
       1999..............................................  $ 28,600    $  513
       2000..............................................    26,852       513
       2001..............................................    25,138       498
       2002..............................................    21,937       450
       2003..............................................    18,916       427
       2004 and years later..............................    92,177     4,116
                                                           --------    ------
     Total minimum lease payments........................  $213,620     6,517
                                                           ========
     Less--amount representing interest..................               3,055
                                                                       ------
     Present value of net minimum payments on capitalized
      leases
      (Note I)...........................................              $3,462
                                                                       ======

NOTE G. Loan Servicing

  The following is a summary of capitalized mortgage servicing rights, net of accumulated amortization and adjustments necessary to present the balances at the lower of cost or estimated fair value, which are included in the "Consolidated Balance Sheets":

                                                                Capatalized
                                                                  Mortgage
                                                              Servicing Rights
                                                              -----------------
                                                                1998     1997
                                                              --------  -------
                                                                (Dollars in
                                                                 thousands)
     Balance, January 1,..................................... $ 68,875  $41,979
       Amount capitalized....................................   74,098   39,119
       Amortization expense..................................  (25,372)  (9,580)
       Change in valuation allowance.........................  (16,230)  (2,643)
                                                              --------  -------
     Balance, December 31, .................................. $101,371  $68,875
                                                              ========  =======

  Capitalized mortgage servicing rights are being amortized on a disaggregated loan basis using an accelerated method over the estimated life of the servicing income. The servicing rights portfolio is analyzed each quarter to identify possible impairment using a disaggregated discounted cash flow methodology that is stratified by predominant risk characteristics. These characteristics include stratification based on interest rates in intervals of 150 basis points, type of loan and maturity of loan. Following is an analysis of the aggregate changes in the valuation allowances for mortgage servicing rights in 1998 and 1997:

                                                     Valuation Allowance for
                                                    Mortgage Servicing Rights
                                                    -------------------------
                                                        1998           1997
                                                    -------------  ------------
                                                      (Dollars in thousands)
     Balance, January 1,........................... $       3,358  $        715
       Additions...................................        16,503         3,257
       Reductions..................................          (273)         (614)
                                                    -------------  ------------
     Balance, December 31,......................... $      19,588  $      3,358
                                                    =============  ============

  Mortgage loans serviced for others are not included in the accompanying "Consolidated Balance Sheets." The unpaid principal balances of mortgage loans serviced for others were $10.2 billion and $8.3 billion at December 31, 1998 and 1997, respectively.

NOTE H. Short-Term Borrowed Funds

  Short-term borrowed funds are summarized as follows:

                                                              December 31,
                                                          ---------------------
                                                             1998       1997
                                                          ---------- ----------
                                                               (Dollars in
                                                               thousands)
     Federal funds purchased............................. $  924,307 $  936,160
     Term Federal funds purchased........................     25,000        --
     Securities sold under agreements to repurchase......  1,681,778  1,751,185
     Master notes........................................    675,141    638,325
     U.S. Treasury tax and loan deposit notes payable....    182,741    126,423
     Short-term Federal Home Loan Bank advances..........     87,049    258,124
     Short-term bank notes...............................     73,181    208,079
     Other short-term borrowed funds.....................    102,551     42,453
                                                          ---------- ----------
       Total short-term borrowed funds................... $3,751,748 $3,960,749
                                                          ========== ==========

  Federal funds purchased represent unsecured borrowings from other banks and generally mature daily. Term Federal funds purchased are identical to Federal funds; however, maturities vary and are greater than one day. Securities sold under agreements to repurchase are borrowings collateralized by securities of the U.S. Government or its agencies and have maturities ranging from one to ninety days. U.S. Treasury tax and loan deposit notes payable are payable upon demand to the U.S. Treasury. Master notes are unsecured, non-negotiable obligations of BB&T (variable rate commercial paper). Short-term Federal Home Loan Bank advances are typically unsecured and generally mature daily. Short-term bank notes are unsecured borrowings issued by the banking subsidiaries that generally mature in less than one year.

NOTE I. Long-Term Debt

  Long-term debt is summarized as follows:

                                                              December 31,
                                                         -----------------------
                                                            1998        1997
                                                         ----------- -----------
                                                         (Dollars in thousands)
Capitalized leases, varying maturities to 2028 with
 rates from 8.11% to 12.65%. Balance represents the
 unamortized amounts due on leases of various
 facilities............................................  $     3,462 $     3,489
Medium-term bank notes, unsecured, varying maturities
 to 2008 with variable rates from 5.279% to 7.48%......    1,389,890   1,088,299
Advances from Federal Home Loan Bank, varying
 maturities to 2018 with rates from 1.00% to 8.75%.....    2,944,188   2,247,662
Subordinated Notes, unsecured, dated May 21, 1996, June
 3, 1997 and June 30, 1998; maturing May 23, 2003, June
 15, 2007 and June 30, 2025; with interest rates of
 7.05%, 7.25% and 6.375%, respectively (1,2)...........      858,303     495,589
CMO Bonds, secured by investments, dated 1985, callable
 July 1, 2001, with an interest rate of 11.25%.........       10,558      10,512
Corporation-obligated mandatorily redeemable capital
 securities, dated
 November 19, 1997, maturing November 19, 2027, with
 interest at 8.9% (3)..................................       48,000      48,000
Corporation-obligated mandatorily redeemable capital
 securities, dated
June, 1997, maturing June 15, 2027 and 2028, with
 interest at 10.07%
 and 8.40% (3).........................................       40,000      19,413
Other mortgage indebtedness............................        6,135       5,192
                                                         ----------- -----------
  Total long-term debt.................................  $ 5,300,536 $ 3,918,156
                                                         =========== ===========

--------
(1) Subordinated notes qualify under the risk-based capital guidelines as Tier 2 supplementary capital.
(2) Consists of three issuances of BB&T Corporation debt. During 1998, BB&T issued $350 million of debt, which is mandatorally puttable to BB&T on June 30, 2005, and contains a remarketing option that allows the debt to be reissued to a new maturity date of June 30, 2025.
(3) Securities qualify under the risk-based capital guidelines as Tier 1 capital.

  Excluding the capitalized leases set forth in Note F, future debt maturities total $5.3 billion and are $839.1 million, $988.6 million, $505.1 million, $321.2 million and $448.1 million for the next five years. The maturities for 2004 and later years are $2.2 billion.

NOTE J. Shareholders' Equity

  The authorized capital stock of BB&T consists of 500,000,000 shares of common stock, $5 par value, and 5,000,000 shares of preferred stock, $5 par value. At December 31, 1998, 316,590,552 shares of common stock and no shares of preferred stock were issued and outstanding.

Stock Option Plans

  At December 31, 1998, BB&T had the following stock-based compensation plans: the 1994 and 1995 Omnibus Stock Incentive Plans ("Omnibus Plans"), the Incentive Stock Option Plan ("ISOP"), the Non-Qualified Stock Option Plan ("NQSOP") and the Non-Employee Directors' Stock Option Plan ("Directors' Plan"), which are described below. BB&T accounts for these plans under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for these plans been determined based on the fair value at the grant dates for awards under those plans granted after December 31, 1994, consistent with the method described by SFAS No. 123, BB&T's pro forma net income and pro forma earnings per share would have been as follows:

                                                        For the Years Ended
                                                            December 31,
                                                     --------------------------
                                                       1998     1997     1996
                                                     -------- -------- --------
                                                       (Dollars in thousands,
                                                       except per share data)
     Net income applicable to common shares:
       As reported.................................. $527,254 $394,661 $371,926
       Pro Forma....................................  516,275  385,488  368,336
     Basic EPS:
       As reported..................................     1.68     1.26     1.19
       Pro Forma....................................     1.65     1.23     1.18
     Diluted EPS:
       As reported..................................     1.65     1.24     1.17
       Pro Forma....................................     1.61     1.21     1.15

  The SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995; therefore, the weighted average fair value of options granted prior to that date has not been calculated. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1998, 1997 and 1996, respectively: dividend yield of 2.2%- 2.5% in 1998, 2.2%-2.8% in 1997 and 2.2%-2.5% in 1996; expected volatility of
23%-29% in 1998, 21%-29% in 1997 and 22%-29% in 1996; risk free interest rates of 5.7%, 5.7%-6.2% and 5.7%-6.4% for 1998, 1997 and 1996, respectively; and
expected lives of 6.1 years, 6.2 years and 6.7 years for 1998, 1997 and 1996, respectively.

  Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

  In April, 1994 and February, 1995, the shareholders approved the Omnibus Plans which cover the award of incentive stock options, non-qualified stock options, shares of restricted stock, performance shares and stock appreciation rights. In April 1996, the shareholders approved an amendment to the 1995 Omnibus Plan that increased the maximum number of shares issuable under the terms of the plan to 12,000,000 shares. The combined shares issuable under both Omnibus Plans, after giving effect to the August 3, 1998, 2-for-1 stock split, is 20,000,000. The Omnibus Plans are intended to allow BB&T to recruit and retain employees with ability and initiative and to associate the employees' interests with those of BB&T and its shareholders. At December 31, 1998, 7,543,749 qualified stock options at prices ranging from $2.04 to $33.485 and 3,471,811 non-qualified stock options at prices ranging from $.005 to $30.45 were outstanding. The stock options generally vest over 3 years and have a 10-year term.

  The ISOP and the NQSOP were established to retain key officers and key management employees and to offer them the incentive to use their best efforts on behalf of BB&T. The plans, which expire on December 19, 2000, further provide for up to 2,202,000 shares of common stock to be reserved fro the granting of options, which have a four year vesting schedule and must be exercised within ten years from the date granted. Incentive stock options granted must have an exercise price equal to at least 100% of the fair market value of common stock on the date granted, and then on-qualified stock options must have an exercise price equal to at least 85% of the fair market value on the date granted. At December 31, 1998, options to purchase 153,788 shares of common stock at prices ranging from $4.75 to $8.375 were outstanding pursuant to the NQSOP. At December 31, 1998, options to purchase 133,832 shares of common stock at an exercise price of $9,8885 were outstanding pursuant to the ISOP.

  The Directors' Plan is intended to provide incentives to non-employee directors to remain on the Board of Directors and share in the profitability of BB&T. The plan creates a deferred compensation system for participating non-employee directors. Each non-employee director may elect to defer 0%, 50% or 100% of the annual retainer fee for each calendar year and apply that percentage toward the grant of options to purchase BB&T common stock. Such elections are required to be in writing and are irrevocable for each calendar year. The exercise price at which shares of BB&T common stock may be purchased shall be equal to 75% of the market value of the common stock as of the date of grant. Options are vested in six months and may be exercised anytime thereafter until the expiration date, which is 10 years from the date of grant. The Directors' Plan provides for the reservation of up to 1,800,000 shares of BB&T common stock. At December 31, 1998, options to purchase 794,746 shares of common stock at prices ranging from $6.3578 to $28.8719 were outstanding pursuant to the Directors' Plan.

  BB&T also has options outstanding that were granted by acquired companies. These options, which have not been included in the plans described above, totaled 230,164 as of December 31, 1998, with option prices ranging from $1.3334 to $11.8535.

  A summary of the status of the Company's stock option plans at December 31, 1998, 1997 and 1996 and changes during the years then ended is presented below:

                                  1998                  1997                  1996
                          --------------------- --------------------- ---------------------
                                      Wtd. Avg.             Wtd. Avg.             Wtd. Avg.
                                      Exercise              Exercise              Exercise
                            Shares      Price     Shares      Price     Shares      Price
                          ----------  --------- ----------  --------- ----------  ---------
Outstanding at beginning
 of year................  13,014,951   $11.11   13,549,842   $ 9.19   14,716,741    $8.76
Granted.................   2,593,694    26.21    2,293,682    18.39      380,213    12.16
Exercised...............  (3,170,260)    9.26   (2,691,614)    7.51   (1,409,458)    5.66
Forfeited or Expired....    (119,891)   20.63     (136,959)   13.73     (137,654)    8.16
Reconciliation of fiscal
 year of merged company
 to calendar year.......       9,596      --           --       --           --       --
                          ----------   ------   ----------   ------   ----------    -----
Outstanding at end of
 year...................  12,328,090   $14.64   13,014,951   $11.11   13,549,842    $9.19
                          ==========   ======   ==========   ======   ==========    =====
Options exercisable at
 year-end...............   9,518,941   $11.12   10,721,024   $ 9.61   10,783,932    $8.38
                          ==========   ======   ==========   ======   ==========    =====

  The weighted average fair value of options granted was $8.55, $5.22 and $4.06 per option at December 31, 1998, 1997 and 1996, respectively.

  The following table summarizes information about the options outstanding at December 31, 1998:

                       Options Outstanding           Options Exercisable
                --------------------------------- -------------------------
                             Weighted-
                              Average   Weighted-             Weighted-
     Range of     Number     Remaining   Average    Number     Average
     Exercise   Outstanding Contractual Exercise  Exercisable Exercise
     Prices     at 12/31/98    Life       Price   at 12/31/98   Price
     --------   ----------- ----------- --------- ----------- ---------
     $0.01             998      4.0 yrs  $ 0.01          998   $ 0.01
     $1.33          13,678      5.1        1.33       13,678     1.33
     $2.04           1,601      3.6        2.04        1,601     2.04
     $2.39 to
      $3.52         27,450      3.8        2.77       27,450     2.77
     $3.59 to
      $5.29        274,645      4.0        4.64      274,645     4.64
     $5.36 to
      $8.01      1,665,912      2.9        6.75    1,665,912     6.75
     $8.04 to
      $11.96     4,503,350      5.3       10.28    4,477,612    10.29
     $12.36 to
      $18.31     2,398,563      7.2       13.67    2,384,451    13.64
     $18.75 to
      $25.38     1,685,959      8.3       20.52      578,202    20.62
     $28.22 to
      $33.49     1,755,934      9.2       30.88       94,392    29.14
                ----------      ---      ------    ---------   ------
                12,328,090      6.3 yrs  $14.64    9,518,941   $11.12
                ==========      ===      ======    =========   ======

Shareholder Rights Plan

  On January 17, 1997, pursuant to the Rights Agreement approved by the Board of Directors, BB&T distributed to shareholders one preferred stock purchase right for each share of BB&T's common stock then outstanding. Subsequent to this date, all shares issued are accompanied by a stock purchase right. Initially, the rights, which expire in 10 years, are not exercisable and are not transferable apart from the common stock. The rights will become exercisable only if a person or group acquires 20% or more of BB&T's common stock, or BB&T's Board of Directors determines, pursuant to the terms of the Rights Agreement, that any person or group that has acquired 10% or more of BB&T's common stock is an "Adverse Person." Each right would then enable the holder to purchase 1/100th of a share of a new series of BB&T preferred stock at an initial exercise price of $145.00. The Board of Directors will be entitled to redeem the rights at $.01 per right under certain circumstances specified in the Rights Agreement.

  Under the terms of the Rights Agreement, if any person or group becomes the beneficial owner of 25% or more of BB&T's common stock, with certain exceptions, or if the Board of Directors determines that any 10% or more stockholder is an "Adverse Person," each right will entitle its holder (other than the person triggering exercisability of the rights) to purchase, at the right's then-current exercise price, shares of BB&T's common stock having a value of twice the right's exercise price. In addition, if after any person or group has become a 20% or more stockholder, BB&T is involved in a merger or other business combination transaction with another person in which its common stock is changed or converted, or sells 50% or more of its assets or earning power to another person, each right will entitle its holder to purchase, at the right's then-current exercise price, shares of common stock of such other person having a value of twice the right's exercise price.

NOTE K. Income Taxes

  The provision for income taxes was composed of the following:

                                                     Years Ended December 31,
                                                    ---------------------------
                                                      1998     1997      1996
                                                    -------- --------  --------
                                                      (Dollars in thousands)
     Current expense:
       Federal..................................... $184,025 $209,299  $172,513
       State.......................................   10,051   10,094     5,734
                                                    -------- --------  --------
                                                     194,076  219,393   178,247
     Deferred expense (benefit)....................   49,072  (14,256)    3,293
                                                    -------- --------  --------
     Provision for income taxes.................... $243,148 $205,137  $181,540
                                                    ======== ========  ========

  The reasons for the difference between the provision for income taxes and the amount computed by applying the statutory Federal income tax rate to income before income taxes were as follows:

                                                    Years Ended December 31,
                                                   ----------------------------
                                                     1998      1997      1996
                                                   --------  --------  --------
                                                     (Dollars in thousands)
     Federal income taxes at statutory rates of
      35%........................................  $269,589  $209,821  $193,884
     Tax-exempt income from securities, loans and
      leases less related non-deductible interest
      expense....................................   (13,776)  (12,681)  (10,685)
     State income taxes, net of Federal tax
      benefit....................................     8,451     6,007     4,366
     Other, net..................................   (21,116)    1,990    (6,025)
                                                   --------  --------  --------
     Provision for income taxes..................  $243,148  $205,137  $181,540
                                                   ========  ========  ========
     Effective income tax rate...................      31.6%     34.2%     32.8%
                                                   ========  ========  ========

  The tax effects of temporary differences that gave rise to significant portions of the net deferred tax assets (liabilities) in the "Consolidated Balance Sheets" were:

                                                            December 31,
                                                         --------------------
                                                           1998       1997
                                                         ---------  ---------
                                                             (Dollars in
                                                              thousands)
     Deferred tax assets:
       Allowance for loan and lease losses.............. $ 127,874  $ 115,568
       Deferred compensation............................    30,723     29,232
       Postretirement benefits other than pensions......    18,779     17,160
       Expense accruals.................................     9,576     17,416
       Other............................................    30,611     35,271
                                                         ---------  ---------
     Total tax deferred assets..........................   217,563    214,647
                                                         ---------  ---------
     Deferred tax liabilities:
       Depreciation.....................................   (17,332)   (28,113)
       Net unrealized appreciation on securities
        available for sale..............................   (39,612)   (35,042)
       Lease financing..................................   (75,933)   (19,193)
       Other............................................   (28,904)   (46,295)
                                                         ---------  ---------
     Total tax deferred liabilities.....................  (161,781)  (128,643)
                                                         ---------  ---------
     Net deferred tax asset............................. $  55,782  $  86,004
                                                         =========  =========

  Securities transactions resulted in income tax expense of $3.4 million, $1.8 million and $1.6 million related to securities gains for the years ended December 31, 1998, 1997 and 1996, respectively.

NOTE L. Benefit Plans

  BB&T provides various employee benefit plans to existing employees and employees of acquired entities. Employees of acquired entities typically participate in existing BB&T plans upon consummation of the acquisitions. Credit is usually given to these employees for years of service at the acquired institution. The combination of actuarial information for the benefit plans of acquired entities is typically not meaningful because the benefits offered in those plans and assumptions used in the calculations related to those plans are superseded by the benefits offered in the BB&T plans and the assumptions used in the BB&T calculations. Accordingly, the actuarial information presented for retirement plans and postretirement benefits in the accompanying tables is that of BB&T as originally presented.

  The following table discloses expenses relating to employee benefit plans restated for transactions accounted for as poolings of interests.

                                                         1998    1997    1996
                                                        ------- ------- -------
                                                        (Dollars in thousands)
     Defined benefit plans............................. $ 9,201 $14,225 $13,597
     Defined contribution and ESOP plans...............  19,464  28,080  13,855
                                                        ------- ------- -------
       Total expense related to benefit plans.......... $28,665 $42,305 $27,452
                                                        ======= ======= =======

--------
* Amounts restated for material acquisitions accounted for as poolings-of-interests.

Retirement Plans

  BB&T provides a retirement plan that covers substantially all employees. Benefits are based on years of service, age at retirement and the employee's compensation during the five highest consecutive years of earnings within the last ten years of employment. BB&T's contributions to the plan are in amounts between the minimum required for funding standard account purposes and the maximum deductible for Internal Revenue Service purposes.

  Supplemental retirement benefits are provided to certain key officers under supplemental executive retirement plans, which are not qualified under the Internal Revenue Code. Although technically unfunded plans, insurance policies on the lives of the covered employees partially fund future benefits.

  The tables below summarize data relative to the plans for the years as indicated:

Net Periodic Pension Cost
-------------------------
                                                     1998      1997      1996
                                                   --------  --------  --------
                                                     (Dollars in thousands)
Service cost...................................... $ 13,681  $ 12,412  $ 11,488
Interest cost.....................................   19,022    17,971    16,253
Estimated return on plan assets...................  (21,873)  (17,987)  (24,260)
Net amortization and other........................   (1,504)      790     8,833
                                                   --------  --------  --------
  Net periodic pension cost....................... $  9,326  $ 13,186  $ 12,314
                                                   ========  ========  ========

                                          Plans for which     Plans for which
                                           assets exceed        accumulated
                                            accumulated       benefits exceed
                                             benefits             assets
                                         ------------------  ------------------
Change in Projected Benefit Obligation     1998      1997      1998      1997
--------------------------------------   --------  --------  --------  --------
                                               (Dollars in thousands)
Projected benefit obligation, January
 1, ...................................  $234,396  $221,697  $ 24,188  $ 17,668
  Service cost.........................    12,554    11,668     1,127       744
  Interest cost........................    17,022    16,513     2,000     1,458
  Actuarial (gain) loss................    26,047    11,607     6,190     3,877
  Benefits paid........................   (10,098)   (9,593)     (685)     (515)
  Change in plan provisions............       --    (17,990)      --        --
  Other, net...........................     4,829       494       --        956
                                         --------  --------  --------  --------
Projected benefit obligation, December
 31, ..................................  $284,750  $234,396  $ 32,820  $ 24,188
                                         ========  ========  ========  ========
Change in Plan Assets                      1998      1997      1998      1997
---------------------                    --------  --------  --------  --------
                                               (Dollars in thousands)
Fair value of plan assets, January 1,
 ......................................  $273,922  $221,394  $    --   $    --
  Actual return on plan assets.........    35,276    42,875       --        --
  Employer contributions...............     4,749    19,247       685       516
  Benefits paid........................   (10,098)   (9,594)     (685)     (516)
  Other, net...........................     5,757       --        --        --
                                         --------  --------  --------  --------
Fair value of plan assets, December 31,
 ......................................  $309,606  $273,922  $    --   $    --
                                         ========  ========  ========  ========
Net Amount Recognized                      1998      1997      1998      1997
---------------------                    --------  --------  --------  --------
                                               (Dollars in thousands)
Funded status..........................  $ 24,856  $ 39,527  $(32,820) $(24,188)
Unrecognized transition (liability)
 asset.................................    (5,436)   (6,523)      234       277
Unrecognized prior service cost........   (20,824)  (23,201)    3,114     3,964
Unrecognized net loss..................    19,259     6,615    11,215     6,583
Other, net.............................       --        --        --       (490)
                                         --------  --------  --------  --------
Net amount recognized..................  $ 17,855  $ 16,418  $(18,257) $(13,854)
                                         ========  ========  ========  ========
Reconciliation of Net Pension Asset
(Liability)                                1998      1997      1998      1997
-----------------------------------      --------  --------  --------  --------
                                               (Dollars in thousands)
Prepaid pension cost, January 1, ......  $ 16,418  $  6,065  $(13,854) $(10,037)
  Contributions........................     4,749    19,247       685       516
  Net periodic pension cost............    (4,239)   (8,894)   (5,057)   (2,908)
  Other, net...........................       927       --        (31)   (1,425)
                                         --------  --------  --------  --------
Prepaid (accrued) pension cost,
 December 31, .........................  $ 17,855  $ 16,418  $(18,257) $(13,854)
                                         ========  ========  ========  ========

                                                               December 31,
                                                               --------------
Weighted Average Assumptions                                    1998    1997
----------------------------                                   ------  ------
Weighted average assumed discount rate........................   6.75%   7.25%
Weighted average expected long-term rate of return on plan
 assets.......................................................   8.00    8.00
Assumed rate of annual compensation increases.................   5.50    5.50

  Plan assets consist primarily of investments in mutual funds consisting of equity investments, obligations of the U.S. Treasury and Federal agencies and corporations. Plan assets included $26.8 million, $20.3 million and $11.2 million of BB&T common stock at December 31, 1998, 1997 and 1996, respectively. The market value of total plan assets was $309.6 million and $273.9 million at December 31, 1998 and 1997, respectively.

Postretirement Benefits

  BB&T revised its retiree health care plans in preparation for the implementation of SFAS No. 106, "Accounting for Postretirement Benefits Other Than Pensions." Effective January 1, 1996, the plans of BB&T and BB&T Financial Corporation were merged into a single plan. The new plan covers employees retiring after December 31, 1995 who are eligible for participation in the BB&T pension plan and have at least ten years of service. The plan requires retiree contributions, with a subsidy by BB&T based upon years of service of the employee at the time of retirement. The subsidy is periodically reviewed for adjustment. The plan provides flexible benefits to retirees or their dependents.

  The following tables set forth the components of the retiree benefit plan and the amount recognized in the consolidated financial statements at December 31, 1998, 1997 and 1996.

Net Periodic Postretirement Benefit Cost:                  1998   1997    1996
-----------------------------------------                 ------ ------  ------
                                                              (Dollars in
                                                               thousands)
Service cost............................................. $1,550 $  733  $  834
Interest cost............................................  3,422  2,586   2,667
Amortization and other...................................    519    (37)    344
                                                          ------ ------  ------
  Total expense.......................................... $5,491 $3,282  $3,845
                                                          ====== ======  ======

Change in Projected Benefit Obligation                   1998         1997
--------------------------------------                -----------  -----------
                                                      (Dollars in thousands)
Projected benefit obligation, January 1, ............ $    38,342  $    38,552
  Service cost.......................................       1,550          733
  Interest cost......................................       3,422        2,586
  Plan participants' contributions...................         475          272
  Actuarial loss (gain)..............................       4,958       (1,949)
  Benefits paid......................................      (1,859)      (1,852)
  Other, net.........................................       6,742          --
                                                      -----------  -----------
Projected benefit obligation, December 31, .......... $    53,630  $    38,342
                                                      ===========  ===========
Change in Plan Assets                                    1998         1997
---------------------                                 -----------  -----------
                                                      (Dollars in thousands)
Fair value of plan assets, January 1, ............... $       --   $       --
  Actual return on plan assets.......................         --           --
  Employer contributions.............................       1,384        1,581
  Plan participants' contributions...................         475          272
  Benefits paid......................................      (1,859)      (1,853)
                                                      -----------  -----------
Fair value of plan assets, December 31, ............. $       --   $       --
                                                      ===========  ===========
Net Amount Recognized                                    1998         1997
---------------------                                 -----------  -----------
                                                      (Dollars in thousands)
Funded status........................................ $   (53,630) $   (38,342)
Unrecognized prior service cost......................       6,223          --
Unrecognized net (gain) loss.........................         600       (4,358)
                                                      -----------  -----------
Net amount recognized................................ $   (46,807) $   (42,700)
                                                      ===========  ===========

Reconciliation of Net Pension Asset (Liability)       1998           1997
-----------------------------------------------    -----------    -----------
                                                   (Dollars in thousands)
Prepaid pension cost, January 1,..................  $(42,700)      $(28,977)
  Contributions...................................     1,384          1,581
  Net periodic pension cost.......................    (5,491)        (3,282)
  Other, net......................................       --         (12,022)
                                                    --------       --------
Prepaid (accrued) pension cost, December 31,......  $(46,807)      $(42,700)
                                                    ========       ========
Weighted Average Assumptions                            December 31,
----------------------------                       --------------------------
                                                      1998           1997
                                                   -----------    -----------
Weighted average assumed discount rate............      6.75%          7.25%
Medical trend rate--initial year..................      9.00          10.00
Medical trend rate--ultimate......................      5.00           5.00
Select period.....................................         4 yrs          5 yrs
                                                   1% Increase    1% Decrease
                                                   -----------    -----------
Impact of a 1% change in assumed health care cost
 on:
  Service and interest costs......................      2.36%         (1.81)%
  Accumulated postretirement benefit obligation...      2.29          (1.97)

401-k Savings Plan

  Prior to 1996, BB&T had an Employee Stock Ownership Plan that allowed all employees to acquire BB&T common stock by contributing up to 15% of their salaries to the plan. BB&T matched 100% of each employee's contributions, up to a maximum of 6% of the employee's salary. BB&T Financial Corporation provided a Savings and Thrift Plan permitting eligible employees to make contributions up to 16% of base compensation, with matching contributions up to 4% of the employee's base compensation. Effective January 1, 1996, BB&T's Employee Stock Ownership Plan was merged into the former BB&T Financial Corporation Savings and Thrift Plan to form the BB&T Corporation 401-k Savings Plan. The new plan permits employees to contribute up to 16% of their compensation. BB&T matches up to 6% of the employee's compensation with a 100% matching contribution.

Settlement Agreements

  In connection with recent significant mergers, three executive officers of merged institutions agreed to retire during 1995 and 1997. BB&T entered into settlement and noncompetition agreements with these executive officers to settle existing employment contracts and to require them not to compete with BB&T. One of the agreements provides for annual payments of $1,655,000 less the company-provided portion of certain benefits payable under existing benefit plans. The payments continue for the life of the executive and his current wife but in no event for a period of less than fifteen years. The executive has agreed not to compete in a defined geographic area for fifteen years and to serve as a consultant to BB&T for five years. A second agreement provides for annual payments of $312,000 for ten years or until death. The third settlement agreement provides for annual payments of $769,392 (to be adjusted annually in accordance with the Consumer Price Index) until the executive reaches the age of 65 in 2002, at which time the annual payments will be reduced to 70% of the amount paid during the final year pursuant the agreement, estimated to be approximately $623,000, less the company-provided portion of benefits payable under certain existing benefit plans. The reduced payments will continue for the life of the executive. If the executive's current wife survives him, payments will continue to her in the annual amount equal to 35% of the amount paid to the executive during the final year pursuant to the agreement. The executive officer has agreed not to compete in a defined geographic area for ten years.

Other

  There are various other employment contracts, deferred compensation arrangements and covenants not to compete with selected members of management and certain retirees.

NOTE M. Commitments and Contingencies

  BB&T is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, options written, standby letters of credit and financial guarantees, interest rate caps and floors written, interest rate swaps and forward and futures contracts.

  BB&T's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contractual notional amount of those instruments. BB&T uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

                                                             Contract or
                                                          Notional Amount at
                                                             December 31,
                                                        ----------------------
                                                           1998        1997
                                                        ----------- ----------
                                                        (Dollars in thousands)
Financial instruments whose contract amounts represent
 credit risk:
  Commitments to extend, originate or purchase credit.. $10,285,458 $8,336,976
  Standby letters of credit and financial guarantees
   written.............................................     385,245    306,070
  Commercial letters of credit.........................      36,277     35,991
Financial instruments whose notional or contract
 amounts exceed the amount of credit risk:
  Commitments to sell loans and securities............. $ 1,076,502 $  555,722
  Foreign exchange contracts...........................     136,628    145,855

  Commitments to extend credit are arrangements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. BB&T evaluates each customer's creditworthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by BB&T upon extension of credit, is based on management's evaluation of the creditworthiness of the counterparty.

  Standby letters of credit and financial guarantees written are conditional commitments issued by BB&T to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers, and letters of credit are collateralized when necessary.

  Forward commitments to sell mortgage loans and mortgage-backed securities are contracts for delayed delivery of securities in which BB&T agrees to make delivery at a specified future date of a specified instrument, at a specified price or yield. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in securities' values and interest rates.

Legal Proceedings

  The nature of the business of BB&T's banking subsidiaries ordinarily results in a certain amount of litigation. The subsidiaries of BB&T are involved in various legal proceedings, all of which are considered incidental to the normal conduct of business. Management believes that the liabilities arising from these proceedings will not have a materially adverse effect on the consolidated financial position or consolidated results of operations of BB&T.

NOTE N. Regulatory Requirements and Other Restrictions

  BB&T's subsidiary banks are required by the Board of Governors of the Federal Reserve System to maintain reserve balances based on certain percentages of deposit types subject to various adjustments. At December 31, 1998, the net reserve requirement amounted to $226.8 million.

  Subject to restrictions imposed by state laws and federal regulations, the Boards of Directors of the subsidiary banks could have declared dividends from their retained earnings up to $1.5 billion at December 31, 1998. The subsidiary banks are prohibited from paying dividends from their capital stock and additional paid-in capital accounts and are required by regulatory authorities to maintain minimum capital levels. BB&T was in compliance with these requirements at December 31, 1998.

  BB&T is subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on BB&T's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation must meet specific capital guidelines that involve quantitative measures of BB&T's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. BB&T's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require BB&T to maintain minimum amounts and ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets.

  The following table provides summary information regarding regulatory capital for BB&T and its significant banking subsidiaries as of December 31, 1998 and 1997:

                            December 31, 1998             December 31, 1997
                       ----------------------------- -----------------------------
                                         For Minimum                   For Minimum
                            Actual         Capital        Actual         Capital
                       -----------------  Adequacy   -----------------  Adequacy
                       Ratio    Amount    Purposes   Ratio    Amount    Purposes
                       -----  ---------- ----------- -----  ---------- -----------
                                        (Dollars in thousands)
Tier 1 Capital
 BB&T................  10.5%  $2,636,111 $1,007,785  10.8%  $2,458,263 $  910,547
 BB&T-NC.............  10.9    1,834,215    673,725  11.0    1,672,558    606,912
 BB&T-SC.............  12.7      421,891    133,225  12.2      368,256    121,094
 BB&T-VA.............  15.3      332,579     87,128  14.6      300,179     81,986
 Franklin............   8.5       38,810     18,222   9.8       34,513     14,102
 Piedmont Trust......  12.2       46,393     15,214  11.6       42,370     14,586
 Carroll County
  Bank...............  12.0       48,609     16,151  14.7       52,533     14,314
----------------------------------------------------------------------------------
Total Capital
 BB&T................  15.0%  $3,781,991 $2,015,570  14.2%  $3,236,082 $1,821,094
 BB&T-NC.............  12.2    2,053,215  1,347,450  12.3    1,862,258  1,213,824
 BB&T-SC.............  13.9      463,895    266,451  13.4      406,120    242,188
 BB&T-VA.............  16.5      359,957    174,256  15.6      319,334    163,971
 Franklin............   9.7       43,992     36,444  11.0       38,705     28,204
 Piedmont Trust......  13.4       51,155     30,428  12.9       46,932     29,172
 Carroll County
  Bank...............  12.8       51,464     32,302  15.4       55,239     28,621
----------------------------------------------------------------------------------
Leverage Capital
 BB&T................   7.1%  $2,636,111 $1,114,106   7.5%  $2,458,263 $  977,726
 BB&T-NC.............   7.2    1,834,215    762,111   7.6    1,672,558    656,147
 BB&T-SC.............   9.3      421,891    135,789   8.5      368,256    129,748
 BB&T-VA.............  10.0      332,579     99,972   8.6      300,179    104,192
 Franklin............   5.3       38,810     21,908   7.1       34,513     19,589
 Piedmont Trust......   8.3       46,393     16,776   7.7       42,370     16,562
 Carroll County
  Bank...............   6.4       48,609     22,810   7.5       52,533     21,069
----------------------------------------------------------------------------------

NOTE O. Parent Company Financial Statements

                            Condensed Balance Sheets
                           December 31, 1998 and 1997

                                                             1998       1997
                                                          ---------- ----------
                                                               (Dollars in
Assets                                                         thousands)
Cash and due from banks.................................. $   17,522 $   15,554
Interest-bearing bank balances...........................    605,987    606,168
Securities...............................................    206,845    218,470
Investment in banking subsidiaries.......................  3,365,908  2,900,772
Investment in other subsidiaries.........................    170,855    109,850
                                                          ---------- ----------
  Total investments in subsidiaries......................  3,536,763  3,010,622
                                                          ---------- ----------
Advances to subsidiaries.................................    359,600    185,504
Premises and equipment...................................      7,436      7,402
Receivables from subsidiaries and other assets...........    192,381     88,366
                                                          ---------- ----------
  Total assets........................................... $4,926,534 $4,132,086
                                                          ========== ==========
Liabilities and Shareholders' Equity
Short-term borrowed funds................................ $  821,322 $  793,572
Dividends payable........................................     51,085     42,173
Accounts payable and accrued liabilities.................     85,258     79,943
Long-term debt...........................................    924,539    521,684
                                                          ---------- ----------
  Total liabilities......................................  1,882,204  1,437,372
                                                          ---------- ----------
  Total shareholders' equity ............................  3,044,330  2,694,714
                                                          ---------- ----------
  Total liabilities and shareholders' equity ............ $4,926,534 $4,132,086
                                                          ========== ==========

                          Condensed Income Statements
              For the Years Ended December 31, 1998, 1997 and 1996

                                                  1998      1997       1996
                                                --------  ---------  ---------
Income                                             (Dollars in thousands)
Dividends from subsidiaries...................  $411,437  $ 264,153  $ 171,739
Interest and other income from subsidiaries...    95,200     74,735     46,440
Interest on investment securities.............       971      1,692      3,415
Other income..................................    17,914      2,647      8,457
                                                --------  ---------  ---------
  Total income................................   525,522    343,227    230,051
                                                --------  ---------  ---------
Expenses
Interest expense..............................    89,632     56,058     34,404
Occupancy expense.............................       171        249        171
Other expenses................................    36,583     29,634     24,350
                                                --------  ---------  ---------
  Total expenses..............................   126,386     85,941     58,925
                                                --------  ---------  ---------
Income before income taxes and equity in
 undistributed earnings of subsidiaries.......   399,136    257,286    171,126
Income tax benefit............................    (3,614)      (993)      (150)
                                                --------  ---------  ---------
Income before equity in undistributed earnings
 of subsidiaries..............................   402,750    258,279    171,276
Equity in undistributed earnings of
 subsidiaries.................................   124,504    136,382    201,260
                                                --------  ---------  ---------
Net income....................................  $527,254  $ 394,661  $ 372,536
                                                ========  =========  =========

                       Condensed Statements of Cash Flows
              For the Years Ended December 31, 1998, 1997 and 1996

                                                 1998       1997       1996
                                               ---------  ---------  ---------
                                                  (Dollars in thousands)
Cash Flows From Operating Activities:
 Net income................................... $ 527,254  $ 394,661  $ 372,536
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Net income of subsidiaries less than (in
   excess of) dividends from subsidiaries.....  (124,504)  (136,382)  (201,260)
  Depreciation of premises and equipment......       171        272        214
  Amortization of unearned compensation.......     1,124      8,111      2,450
  Discount accretion and premium
   amortization...............................       --         421        215
  Loss (gain) on sales of securities..........       (37)       --          (9)
  Loss on disposals of other real estate
   owned......................................       191         47        --
  Reconciliation of fiscal year of merged
   company to calendar year...................      (158)       --         --
  (Increase) decrease in other assets.........  (105,607)   (27,050)   119,603
  Increase (decrease) in accounts payable and
   accrued liabilities........................     5,832        (38)     5,280
                                               ---------  ---------  ---------
    Net cash provided by operating
     activities...............................   304,266    240,042    299,029
                                               ---------  ---------  ---------
Cash Flows From Investing Activities:
  Proceeds from sales of securities available
   for sale...................................    64,984      3,397        866
  Proceeds from maturities, calls and paydowns
   of securities available for sale...........        --     35,482     49,347
  Purchases of securities available for sale..   (54,804)  (214,064)   (52,324)
  Investment in subsidiaries..................   (82,677)   (12,024)   (82,341)
  Advances to subsidiaries....................  (676,032)  (436,844)  (308,700)
  Proceeds from repayment of advances to
   subsidiaries...............................   530,967    369,435    182,935
  Net cash (paid) received in purchase
   accounting transactions....................    (6,051)   (45,852)     1,357
                                               ---------  ---------  ---------
    Net cash used in investing activities.....  (223,613)  (300,470)  (208,860)
                                               ---------  ---------  ---------
Cash Flows From Financing Activities:
  Net increase in long-term debt..............   403,123    383,747    244,441
  Net increase in short-term borrowed funds...    27,750    161,581    169,952
  Advances from subsidiaries..................     4,191        --         --
  Repayment of advances from subsidiaries.....    (3,260)       --         --
  Net proceeds from common stock issued.......    34,348     26,436     53,434
  Redemption of common stock..................  (345,029)  (326,838)  (222,801)
  Cash dividends paid on common and preferred
   stock......................................  (199,989)  (166,739)  (137,157)
                                               ---------  ---------  ---------
    Net cash (used in) provided by financing
     activities...............................   (78,866)    78,187    107,869
                                               ---------  ---------  ---------
Net Increase in Cash and Cash Equivalents.....     1,787     17,759    198,038
Cash and Cash Equivalents at Beginning of
 Year.........................................   621,722    603,963    405,925
                                               ---------  ---------  ---------
Cash and Cash Equivalents at End of Year...... $ 623,509  $ 621,722  $ 603,963
                                               =========  =========  =========

NOTE P. Disclosures about Fair Value of Financial Instruments

  SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires BB&T to disclose the estimated fair value of its on- and off-balance sheet financial instruments. A financial instrument is defined by SFAS No. 107 as cash, evidence of an ownership interest in an entity or a contract that creates a contractual obligation or right to deliver to or receive cash or another financial instrument from a second entity on potentially favorable or unfavorable terms.

  Fair value estimates are made at a point in time, based on relevant market data and information about the financial instrument. SFAS No. 107 specifies that fair values should be calculated based on the value of one trading unit without regard to any premium or discount that may result from concentrations of ownership of a financial instrument, possible tax ramifications, estimated transaction costs that may result from bulk sales or the relationship between various financial instruments. Because no readily available market exists for a significant portion of BB&T's financial instruments, fair value estimates for these instruments are based on judgments regarding current economic conditions, currency and interest rate risk characteristics, loss experience and other factors. Many of these estimates involve uncertainties and matters of significant judgment and cannot be determined with precision. Therefore, the calculated fair value estimates cannot always be substantiated by comparison to independent markets and, in many cases, may not be realizable in a current sale of the instrument. Changes in assumptions could significantly affect the estimates.

  The following methods and assumptions were used by BB&T in estimating the fair value of its financial instruments at December 31, 1998 and 1997:

  Cash and cash equivalents: For these short-term instruments, the carrying amounts are a reasonable estimate of fair values.

  Securities: Fair values for securities are based on quoted market prices, if available. If quoted market prices are not available, fair values are based on quoted market prices for similar securities.

  Loans receivable: The fair values for loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms and credit quality. The carrying amounts of accrued interest approximate fair values.

  Deposit liabilities: The fair values for demand deposits, interest-checking accounts, savings accounts and certain money market accounts are, by definition, equal to the amount payable on demand at the reporting date, i.e., their carrying amounts. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies current interest rates to aggregate expected maturities.

  Short-term borrowed funds: The carrying amounts of Federal funds purchased, borrowings under repurchase agreements, master notes and other short-term borrowed funds approximate their fair values.

  Long-term debt: The fair values of long-term debt are estimated based on quoted market prices for similar instruments or by using discounted cash flow analyses, based on BB&T's current incremental borrowing rates for similar types of instruments.

  Interest rate swap agreements: The fair values of interest rate swaps (used for hedging purposes) are the estimated amounts that BB&T would receive or pay to terminate the swap agreements at the reporting date, taking into account current interest rates and the current creditworthiness of the swap counterparties.

  Commitments to extend credit, standby letters of credit and financial guarantees written:
The fair values of commitments are estimated using the fees charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair values also consider the difference between current levels of interest rates and the committed rates. The fair values of guarantees and letters of credit are estimated based on fees currently charged for similar agreements.

  Other off-balance sheet instruments: The fair values for off-balance sheet instruments (futures, forwards, options, and commitments to sell or purchase financial instruments) are estimated based on quoted prices, if available. For instruments for which there are no quoted prices, fair values are estimated using current settlement values or pricing models.

  The following is a summary of the carrying amounts and fair values of BB&T's financial assets and liabilities as of the periods indicated:

                                    1998                       1997
                          -------------------------  -------------------------
                            Carrying       Fair        Carrying       Fair
                             Amount        Value        Amount        Value
                          ------------  -----------  ------------  -----------
                                       (Dollars in thousands)
Financial assets:
  Cash and cash
   equivalents........... $  1,195,717  $ 1,195,717  $  1,350,717  $ 1,350,717
  Trading securities.....       60,422       60,422        67,878       67,878
  Securities available
   for sale..............    9,154,352    9,154,352     8,278,169    8,278,169
  Securities held to
   maturity..............      360,783      368,655       520,708      528,840
  Loans and leases:
    Loans................   24,508,235   25,112,181    22,320,095   22,561,961
    Leases...............      981,866          N/A       616,302          N/A
    Allowance for
     losses..............     (344,708)         N/A      (301,750)         N/A
                          ------------               ------------
      Net loans and
       leases............ $ 25,145,393               $ 22,634,647
                          ============               ============
Financial liabilities:
  Deposits............... $ 25,263,311   25,346,248  $ 23,474,381   23,513,393
  Short-term borrowed
   funds.................    3,751,748    3,751,748     3,960,749    3,960,749
  Long-term debt.........    5,297,074    5,361,617     3,914,667    4,239,850
  Capitalized leases.....        3,462          N/A         3,489          N/A

  The following is a summary of the notional or contractual amounts and fair values of BB&T's off-balance sheet financial instruments as of the periods indicated:

                                    1998                       1997
                          -------------------------  -------------------------
                           Notional/                  Notional/
                            Contract       Fair        Contract       Fair
                             Amount        Value        Amount        Value
                          ------------  -----------  ------------  -----------
                                       (Dollars in thousands)
Off balance sheet
 financial instruments:
  Interest rate swaps,
   caps and floors....... $  3,825,596  $    35,938  $  2,483,930  $    25,301
  Commitments to extend,
   originate or purchase
   credit................   10,285,458      (19,379)    8,336,976      (14,835)
  Standby and commercial
   letters of credit and
   financial guarantees
   written...............      421,522       (5,556)      342,061       (4,374)
  Commitments to sell
   loans and securities..    1,075,000       (1,038)      555,722       (2,925)
  Foreign exchange
   contracts.............      136,628          319       145,855          326
  Option contracts
   purchased.............       35,000          623        55,000         (303)
  Option contracts
   written...............    1,267,250         (257)       55,000          --
  Futures contracts......        1,502           (7)        8,486          --

--------
N/A--not applicable.

NOTE Q. Derivatives and Off-Balance Sheet Financial Instruments

  BB&T utilizes interest rate swaps, caps, floors and collars in the management of interest rate risk. Interest rate swaps are contractual agreements between two parties to exchange a series of cash flows representing interest payments. A swap allows both parties to transform the repricing characteristics of an asset or liability from a fixed to a floating rate, a floating rate to a fixed rate, or one floating rate to another floating rate. The underlying principal positions are not affected. Swap terms generally range from one year to ten years depending on the need. At December 31, 1998, derivatives with a total notional value of $3.8 billion, with terms ranging up to fourteen years, were outstanding.

  The following tables set forth certain information concerning BB&T's interest rate swaps at December 31, 1998:

                 Interest Rate Swaps, Caps, Floors and Collars
                               December 31, 1998

                                    Notional      Receive
Type                                 Amount        Rate       Pay Rate   Fair Value
----                               -----------  -----------  ----------  ----------
                                              (Dollars in thousands)
Receive fixed swaps............... $1,286,200         6.23%        5.30% $   43,481
Pay fixed swaps...................  1,242,146         5.34         5.67      (8,135)
Basis swaps.......................     50,000         4.95         5.34         (31)
Caps, Floors & Collars............  1,247,250          --           --          623
                                   ----------   ----------   ----------  ----------
  Total........................... $3,825,596         5.79%        5.48% $   35,938
                                   ==========   ==========   ==========  ==========
                                                               Basis
                                                               Swaps,
                                                               Caps,
                                     Receive        Pay       Floors &
Year-to-date Activity              Fixed Swaps  Fixed Swaps   Collars      Total
---------------------              -----------  -----------  ----------  ----------
Balance, December 31, 1997........ $1,331,000   $  376,930   $  776,000  $2,483,930
Additions.........................    205,000      973,673      797,250   1,975,923
Maturities/amortizations..........   (249,800)    (108,457)    (111,000)   (469,257)
Terminations......................        --           --      (165,000)   (165,000)
                                   ----------   ----------   ----------  ----------
  Balance, December 31, 1998...... $1,286,200   $1,242,146   $1,297,250  $3,825,596
                                   ==========   ==========   ==========  ==========
                                    One Year    One to Five  Five to 10
Maturity Schedule                    or Less       Years       Years       Total
-----------------                  -----------  -----------  ----------  ----------
Receive fixed swaps............... $  561,200   $  465,000   $  260,000  $1,286,200
Pay fixed swaps...................  1,015,200      130,869       96,077   1,242,146
Basis swaps.......................     50,000          --           --       50,000
Caps, Floors & Collars............    500,000      747,250          --    1,247,250
                                   ----------   ----------   ----------  ----------
  Total........................... $2,126,400   $1,343,119   $  356,077  $3,825,596
                                   ==========   ==========   ==========  ==========

  As of December 31, 1998, deferred losses from new swap transactions initiated during 1998 were $3.3 million. There were no unamortized deferred gains or losses from terminated transactions remaining at year end. Active transactions resulted in pretax net income of $878,100.

  In addition to interest rate swaps, BB&T utilizes written covered over-the-counter call options on specific securities in the available-for-sale portfolio in order to enhance returns. During 1998, options were written on securities totaling $1.9 billion. Option fee income was $3.2 million for 1998. There were no unexercised options outstanding at December 31, 1998 or 1997.

  BB&T also utilizes over-the-counter purchased put options and net purchased put options (combination of purchased put option and written call option) in its mortgage banking activities. These options are used to hedge the mortgage warehouse and pipeline against increasing interest rates. Written call options are used in tandem with purchased put options to create a net purchased put option that reduces the cost of the hedge. At December 31, 1998, net purchased put option contracts with a notional value of $15.0 million were outstanding.

  The $3.8 billion of derivatives used in interest rate risk management are primarily used to hedge variable rate commercial loans, adjustable rate mortgage loans., retail certificates of deposit and fixed rate notes. BB&T does not utilize derivatives for trading purposes.

  Although off-balance sheet derivative financial instruments do not expose BB&T to credit risk equal to the notional amount, such agreements generate credit risk to the extent of the fair value gain in an off-balance sheet derivative financial instrument if the counterparty fails to perform. Such risk is minimized based on the quality of the counterparties and the consistent monitoring of these agreements. The counterparties to these transactions were large commercial banks and investment banks. Annually, the counterparties are reviewed for creditworthiness by BB&T's credit policy group. Where appropriate, master netting agreements are arranged or collateral is obtained in the form of rights to securities. At December 31, 1998, BB&T's interest rate swaps, caps, floors and collars reflected an unrealized gain of $35.9 million.

  Other risks associated with interest-sensitive derivatives include the impact on fixed positions during periods of changing interest rates. Indexed amortizing swaps' notional amounts and maturities change based on certain interest rate indices. Generally, as rates fall the notional amounts decline more rapidly, and as rates increase notional amounts decline more slowly. Under unusual circumstances, financial derivatives also increase liquidity risk, which could result from an environment of rising interest rates in which derivatives produce negative cash flows while being offset by increased cash flows from variable rate loans. Such risk is considered insignificant due to the relatively small derivative positions held by BB&T. At December 31, 1998, BB&T had no indexed amortizing swaps outstanding.

NOTE R. Calculations of Earnings Per Share

  The basic and diluted earnings per share calculations are presented in the following table:

                                                Years Ended December 31,
                                         --------------------------------------
                                             1998         1997         1996
                                         ------------ ------------ ------------
                                           (Dollars in thousands, except per
                                                      share data)
Basic Earnings Per Share:
  Weighted average number of common
   shares outstanding during the
   period...............................  313,532,508  312,884,551  312,573,064
                                         ------------ ------------ ------------
  Net income............................ $    527,254 $    394,661 $    372,536
  Less:
    Preferred dividend requirement......          --           --           610
                                         ------------ ------------ ------------
  Income available for common shares.... $    527,254 $    394,661 $    371,926
                                         ============ ============ ============
  Basic earnings per share.............. $       1.68 $       1.26 $       1.19
                                         ============ ============ ============
Diluted Earnings Per Share:
  Weighted average number of common
   shares...............................  313,532,508  312,884,551  312,573,064
  Add:
    Shares issuable assuming conversion
     of convertible preferred stock.....          --           --     1,877,304
    Dilutive effect of outstanding
     options (as determined by
     application of treasury stock
     method)............................    6,416,489    5,144,893    4,442,220
    Issuance of additional shares under
     share repurchase agreement,
     contingent upon market price.......          --       144,588      204,036
                                         ------------ ------------ ------------
  Weighted average number of common
   shares, as adjusted..................  319,948,997  318,174,032  319,096,624
                                         ============ ============ ============
  Net income............................ $    527,254 $    394,661 $    372,536
                                         ============ ============ ============
  Diluted earnings per share............ $       1.65 $       1.24 $       1.17
                                         ============ ============ ============

NOTE S. Operating Segments

  BB&T's operations are divided into six reportable business segments: the Banking Network, Mortgage Banking, Trust Services, Agency Insurance, Investment Banking and Brokerage and Treasury. These operating segments have been identified based primarily on BB&T's existing organizational structure. The segments require unique technology and marketing strategies and offer different products and services. While BB&T is managed as an integrated organization, individual executive managers are held accountable for the operations of the business segments that report to them.

  BB&T measures and presents information for internal reporting purposes in a variety of different ways, including reportable segments based on organizational structure, products, services and customer relationships. The internal reporting system presently utilized by management in the planning and measuring of operating activities, as well as the system to which most managers are held accountable, is based on organizational structure.

  BB&T emphasizes revenue growth by focusing on client service, client relationships and sales effectiveness. The segment results presented herein are based on internal management accounting policies, which support these strategic objectives. Unlike financial accounting, there is no comprehensive authoritative body of guidance for management accounting equivalent to generally accepted accounting principles. Therefore, the performance of the segments is not necessarily comparable with BB&T's consolidated results or with similar information presented by any other financial institution. Additionally, because of the interrelationships of the various segments, the information presented is not necessarily indicative of the segments' financial performance if they operated as independent entities.

  BB&T's internal reporting system was significantly modified during 1998, and prior periods have not been reported to reflect the new system because it is not practicable to restate prior period results in order to do so. Also, BB&T has completed various mergers and acquisitions accounted for as poolings of interests, which present additional practical limitations to the presentation of comparable prior period information.

  The management accounting process uses various estimates and allocation methodologies to measure the performance of the operating segments. To determine financial performance for each segment, BB&T allocates capital, funding charges and credits, an economic provision for loan and lease losses, certain noninterest expenses and income tax provisions to each segment, as applicable. Also, to promote revenue growth, certain revenues of Mortgage Banking, Trust Services, Agency Insurance and Investment Banking and Brokerage segments are allocated to the Banking Network and are reflected in intersegment noninterest revenues. The estimates and allocations are subject to periodic adjustment as the internal management accounting system is revised and business or product lines within the segments change. Also, because the development and application of these methodologies is a dynamic process, the financial results presented may be periodically revised.

  BB&T's overall objective is to maximize shareholder value by optimizing return on equity and limiting risk. Allocations of capital and the economic provision for loan and lease losses are designed to address this objective. Capital is assigned to each segment on an economic basis, using management's assessment of the inherent risks associated with the segment. Required economic capital allocations are made to cover the following risk categories: credit risk, funding risk, interest rate risk, option risk, basis risk, market risk and operational risk. Each segment is evaluated based on a risk-adjusted return on capital. Capital assignments are not equivalent to regulatory capital guidelines and the total amount assigned to all segments may vary from consolidated shareholders' equity. All unallocated capital is retained in the Treasury segment.

  The economic provision for loan and lease losses is also allocated to the relevant segments based on management's assessment of the segments' risks as described above. Unlike the provision for loan and lease losses recorded pursuant to generally accepted accounting principles, the economic provision adjusts for the impact of expected credit losses over the effective lives of the related loans and leases. Any unallocated provision for loan and lease losses is retained in the Corporate Office, reflected in the accompanying table as "other revenues and expenses."

  BB&T has implemented an extensive noninterest expense allocation process to support organizational and product profitability. BB&T allocates expenses to the reportable segments based on various cost allocation methodologies, including the number of items processed, overall percentage of time spent, full-time equivalent employees assigned to functions, functional position surveys and activity-based costing. A portion of corporate overhead expenses is not allocated, but is retained in corporate accounts reflected as other expenses in the accompanying table. Income taxes are allocated to the various segments using effective tax rates.

  BB&T utilizes a funds transfer pricing ("FTP") system to eliminate the effect of interest rate risk from the segments' net interest income because such risk is centrally managed within the Treasury segment. The FTP system credits or charges the segments with the true value or cost of the funds the segments create or use. The FTP system provides a funds credit for sources of funds and a funds charge for the use of funds by each segment. The net FTP charge or credit is reflected as net intersegment interest income (expense) in the accompanying table.

Banking Network

  BB&T's Banking Network, which operates in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Kentucky and Washington, D.C., serves commercial and retail clients by offering a variety of loan and deposit products and other financial services. The Banking Network is primarily responsible for client relationships, and, therefore, is credited with revenue from the Mortgage Banking, Trust Services, Agency Insurance and Investment Banking and Brokerage segments, which is reflected in intersegment noninterest revenues. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in BB&T's Annual Report on Form 10-K for the year ended December 31, 1998, for additional discussion concerning the functions of the banking network.

Mortgage Banking

  The Mortgage Banking segment retains mortgage loans originated by the Banking Network and purchased from various correspondents. Mortgage loan products include fixed- and adjustable-rate government and conventional loans for the purpose of constructing, purchasing or refinancing owner-occupied properties. Fixed-rate mortgage loans are typically sold to government and private investors with servicing rights retained, while adjustable rate loans are typically held in the portfolio. The Mortgage Banking segment earns interest on loans held in the warehouse and portfolio, fee income from the origination and servicing of mortgage loans and reflects gains or losses from the sale of mortgage loans. The Mortgage Banking segment is charged and the Banking Network receives a corresponding credit for the origination of loans and servicing. These revenues and expenses are reflected on the accompanying table as intersegment revenues and expenses.

Trust Services

  BB&T's Trust Services segment provides personal trust administration and estate planning, investment counseling and management, employee benefits services, and corporate trust services to individuals, corporations, institutions, foundations and government entities. The Banking Network receives an interoffice credit for trust fees in the initial year the account is referred, with the corresponding charge remaining in the Corporate Office. Trust Services also includes the accounts of MainStreet Trust Company N.A.

Insurance Services

  BB&T has the largest independent insurance agency network in the Carolinas. BB&T Insurance Services provides property and casualty, life and health insurance to businesses and to individuals, provides small business and corporate products, such as workers compensation and professional liability, and provides surety and title insurance. The Banking Network receives credit for insurance commissions on referred accounts, with the corresponding charge retained in the Corporate Office. These revenues and expenses are reflected in the accompanying table as intersegment revenues and expenses.

Investment Banking and Brokerage

  BB&T's Investment Banking and Brokerage segment offers customers investment alternatives, including discount brokerage services, fixed-rate and variable-rate annuities, mutual funds and government and municipal bonds and various other investment products. Investment Banking and Brokerage also provides personal financial planning services to individuals. The Investment Banking and Brokerage segment includes Scott & Stringfellow, Inc., an investment banking firm located in Richmond, Virginia. Scott & Stringfellow specializes in the origination, trading and distribution of fixed-income securities and equity products in both the public and private capital markets. Scott & Stringfellow also has a public finance department that provides investment banking services, financial advisory services and municipal bond financing to a variety of regional tax-exempt issuers. The Banking Network is credited for investment service revenues on referred accounts, with the corresponding charge retained in the Corporate Office. These revenues and expenses are reflected in the accompanying table as intersegment revenues and expenses.

Treasury

  BB&T's Treasury segment is responsible for the management of the securities portfolios, funding and liquidity requirements, and management of interest rate risk through the use of balance sheet repositioning and derivative financial instruments. See the Market Risk Management section of "Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional information about the responsibilities of the Treasury segment.

  The following table discloses selected financial information for BB&T's reportable business segments:

                                                                    For the Year Ended December 31, 1998
                   -----------------------------------------------------------------------------------------------
                                                                Investment                   All         Total
                     Banking    Mortgage    Trust     Agency      Banking                   Other       Segment
                     Network    Banking    Services  Insurance and Brokerage  Treasury   Segments /1/   Results
                   ----------- ----------  --------  --------- ------------- ----------  ------------ -----------
                                                                           (dollars in thousands)
Net interest
income (expense)
from external
customers........  $   790,651 $  409,944  $(33,824)  $11,419    $  1,127    $  126,762    $  203,497 $ 1,509,576
 Net intersegment
 interest income
 (expense).......      228,085   (274,934)   37,427       --          --         (1,013)          --      (10,435)
                   ----------- ----------  --------   -------    --------    ----------    ---------- -----------
 Net interest
 income..........    1,018,736    135,010     3,603    11,419       1,127       125,749       203,497   1,499,141
                   ----------- ----------  --------   -------    --------    ----------    ---------- -----------
Provision for
loan and lease
losses...........       98,131      3,851       --      4,173         --            103        20,557     126,815
Noninterest
income from
external
customers........      427,554     76,491    40,656    51,291      48,604        11,631        24,648     680,875
 Intersegment
 noninterest
 income..........       58,735      4,761       563       --          --            878           --       64,937
Noninterest
expense..........      516,953     56,211    26,660    44,991      37,472         4,325        49,109     735,721
 Intersegment
 noninterest
 expense.........      209,820     16,207     1,986    11,263       8,948         5,383         7,279     260,886
                   ----------- ----------  --------   -------    --------    ----------    ---------- -----------
Income before
income taxes and
the charge for
capital..........      680,121    139,993    16,176     2,283       3,311       128,447       151,200   1,121,531
 Provision for
 income taxes....      255,088     52,847     6,107       862       1,294        46,415         9,990     372,603
                   ----------- ----------  --------   -------    --------    ----------    ---------- -----------
Net income before
the charge for
capital..........      425,033     87,146    10,069     1,421       2,017        82,032       141,210     748,928
 Charge for
 capital.........      112,952      9,154     1,082       --          --          1,689           --      124,877
                   ----------- ----------  --------   -------    --------    ----------    ---------- -----------
Net income after
charge for
capital..........  $   312,081 $   77,992  $  8,987   $ 1,421    $  2,017    $   80,343    $  141,210 $   624,051
                   =========== ==========  ========   =======    ========    ==========    ========== ===========
Identifiable
segment assets...  $20,366,629 $6,274,100  $ 14,108   $92,554    $238,622    $9,417,056    $2,374,665 $38,777,734
                   =========== ==========  ========   =======    ========    ==========    ========== ===========
                        Other        Reconciling
                       Revenues        Items &           Consolidated
                   and Expenses /2/  Eliminations           Totals
                   ----------------- ------------------- ------------
Net interest
income (expense)
from external
customers........        $   59,802   $  (199,389) (/4/)  $ 1,369,989
 Net intersegment
 interest income
 (expense).......           (12,724)       23,159  (/3/)          --
                   ----------------- ------------------- ------------
 Net interest
 income..........            47,078      (176,230)          1,369,989
                   ----------------- ------------------- ------------
Provision for
loan and lease
losses...........             1,829       (32,839) (/4/)       95,805
Noninterest
income from
external
customers........           (30,172)      (92,146) (/4/)      558,557
 Intersegment
 noninterest
 income..........               486       (65,423) (/3/)          --
Noninterest
expense..........           265,921        60,697 (/4/)     1,062,339
 Intersegment
 noninterest
 expense.........           (55,464)     (205,422) (/3/)          --
                   ----------------- ------------------- ------------
Income before
income taxes and
the charge for
capital..........          (194,894)     (156,235)            770,402
 Provision for
 income taxes....           (71,359)      (58,096) (/4/)      243,148
                   ----------------- ------------------- ------------
Net income before
the charge for
capital..........          (123,535)      (98,139)            527,254
 Charge for
 capital.........               389      (125,266) (/3/)          --
                   ----------------- ------------------- ------------
Net income after
charge for
capital..........        $ (123,924)  $    27,127         $   527,254
                   ================= =================== ============
Identifiable
segment assets...        $1,651,609   $(2,526,224) (/4/)  $37,903,119
                   ================= =================== ============

----
(1) Financial data from segments below the quantitative thresholds requiring disclosure are attributable to a number of smaller operating segments. Those segments include a consumer finance company, sub-prime auto lender, a factoring operation, a commercial lawn care finance company, a home equity finance company and a leasing company.
(2) Other revenues and expenses include amounts incurred by BB&T's support functions not allocated to the various segments. Amounts include any unallocated provision for loan and lease losses and unallocated general corporate expenses, as well as costs associated with BB&T's Year 2000 compliance efforts.
(3) BB&T's reconciliation of total segment results to consolidated results requires the elimination of the internal management accounting practices. These adjustments include the elimination of the FTP credits and charges, the elimination of intersegment capital credits and charges, the elimination of the intersegment noninterest revenues described above and the elimination of overhead expenses allocated to the various segments.
(4) To reflect elimination entries necessary to consolidate the segment data.